Exhibit 10.1

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

(Commercial Loan)

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made as of the 22nd day of August, 2019, by and among CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC., a Delaware corporation, having an address at 132 East Putnam Avenue, Cos Cob, Connecticut 06807 (“CSSE”) and SCREEN MEDIA VENTURES, LLC, a Delaware limited liability company, having an address at 800 Third Avenue, 3rd Floor, New York, New York 10022 (“SMV” and together with CSSE, individually and collectively, the “Borrower”), jointly and severally, BD PRODUCTIONS, LLC, a Connecticut limited liability company, having an address at c/o Chicken Soup for the Soul Entertainment Inc., 132 East Putnam Avenue, Cos Cob, Connecticut 06807 (“BDP”), 757 FILM ACQUISITION LLC, a Delaware limited liability company, having an address at c/o Screen Media Ventures, LLC, 800 Third Avenue, 3rd Floor, New York, New York 10022 (“757”), SCREEN MEDIA FILMS, LLC, a Delaware limited liability company, having an address at c/o Screen Media Ventures, LLC, 800 Third Avenue, 3rd Floor, New York, New York 10022 (“SMF”), PIVOTSHARE, INC., a Delaware corporation, having an address at 132 East Putnam Avenue, Cos Cob, Connecticut 06807 (“Pivotshare”), A SHARP INC., a Delaware corporation, having an address at 132 East Putnam Avenue, Cos Cob, Connecticut 06807 (“A Sharp”), and CRACKLE PLUS, LLC, a Delaware limited liability company, having an address at 132 East Putnam Avenue, Cos Cob, Connecticut 06807 (“Crackle Plus” and together with BDP, 757, SMF, Pivotshare and A Sharp, individually and collectively, the “Guarantor”), and PATRIOT BANK, N.A., having an address at 900 Bedford Street, Stamford, Connecticut 06901 (the “Lender”).

RECITALS

A.           Reference is made to that certain Loan and Security Agreement dated as of April 27, 2018, among Borrower, BDP, 757, SMF and Lender, as amended by that certain Amendment of Loan and Security Agreement and Other Loan Documents dated as of December 27, 2018 (as amended, the “Original LSA”), pursuant to which Lender extended a $5,000,000 term loan to Borrowers and a $3,500,000 line of credit to Borrowers (collectively, the “Original Loan”).

B.           Borrower has requested that Lender consolidate, combine and amend and restate the Original Loan into a term loan in the original principal amount of $16,000,000 (the “Loan”), and, in connection therewith, to amend and restate the Original LSA in its entirety by this Agreement.

C.           Lender is willing to consolidate, combine and amend and restate the Original Loan and amend and restate the Original LSA in its entirety upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, each of the parties hereto do hereby agree as follows:

1.           CONSTRUCTION AND DEFINITION OF TERMS

All terms used herein without definition which are defined by the Connecticut Uniform Commercial Code shall have the meanings assigned to them by the Connecticut Uniform Commercial Code, as in effect on the date hereof, even if such terms are not capitalized, unless and to the extent varied by this Agreement (provided that the term “document” shall (except as used in Section 1.11) not have the meaning provided for in the Connecticut Uniform Commercial Code). All accounting terms used herein without definition shall have the meanings assigned to them as determined by GAAP (as defined below). Whenever the phrase “satisfactory to Lender” is used in this Agreement, such phrase shall mean “satisfactory to Lender in its sole discretion.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The use of any gender or the neuter herein shall also refer to the other gender or the neuter and the use of the plural shall also refer to the singular, and vice versa. In addition to the terms defined elsewhere in this Agreement, unless the context otherwise requires, when used herein, the following terms shall have the following meanings:

1.1.        “Affected Person” means Obligor, any Subsidiary or affiliate thereof, and any officer, director, trustee, employee, broker or agent of Obligor or any such Subsidiary or affiliate.

1.2.        “Agreement” shall mean this Amended and Restated Loan and Security Agreement, as amended, amended and restated, supplemented, or otherwise modified from time to time.

1.3.        “Anti-Corruption Law” means, with respect to any Person, any Law of any jurisdiction concerning or relating to bribery or corruption that is applicable to such Person.

1.4.        “Anti-Terrorism Law” means any Law related to money laundering or financing terrorism including, without limitation, (a) the Act, (b) The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the “Bank Secrecy Act”), (c) the Trading With the Enemy Act (50 U.S.C. § 1 et seq.), and (d) Executive Order 13224 (effective September 24, 2001).

1.5.        “Banking Day” or “Business Day” shall mean Monday through Friday, excluding any federal or Connecticut holiday.

1.6.        “Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time.

1.7.        “Borrower’s Commercial Checking Account” means account number 890166911 at Lender.

1.8.        “Business Premises” shall mean Borrower’s chief executive office located at 132 East Putnam Avenue, Cos Cob, Connecticut 06807.

1.9.        “Certified” shall mean that the information, statement, schedule, report or other document required to be “Certified” shall contain a representation of a duly authorized officer of Borrower that such information, statement, schedule, report or other document is true and complete.

1.10.      “Closing” shall mean the date hereof.

1.11.      “Collateral” shall mean all of Obligor’s personal property, intellectual property and fixtures, both now owned and hereafter acquired or arising, and wherever located, including, but not limited to, all of the following:

a)	Accounts;
b)	As-extracted collateral;
c)	Chattel paper (whether tangible or electronic);
d)	Commercial tort claims;
e)	Deposit accounts;
f)	Documents;
g)	Equipment;
h)	Farm products;
i)	Fixtures;
j)	General intangibles (including payment intangibles);

k)	Goods;
l)	Inventory;
m)	Instruments (including promissory notes);
n)	Insurance and insurance claims;
o)	Investment property;
p)	Letter-of-credit rights (whether the letter of credit is evidenced by writing);
q)	Money;
r)	Other goods;
s)	Supporting obligations;
t)	IP Collateral (as defined in the IP Security Agreement);
u)	Accessions to all of the foregoing; and
v)	Proceeds and products of all of the foregoing.

1.12.      “Contribution Agreement” means that certain Contribution Agreement dated as of March 27, 2019, among CSSE, CPE Holdings (including as successor by merger to Crackle Inc.), and Crackle Plus, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

1.13.      “Contribution Documents” means, collectively, the Contribution Agreement, the Crackle Operating Agreement, the Registration Rights Agreement and all documents, agreements, instruments, certificates, warrants and preferred shares of stock contemplated by or executed or issued in connection with the Contribution Agreement, the Crackle Operating Agreement, the Registration Rights Agreement or the transactions contemplated thereby, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

1.14.      “CPE Holdings” means CPE Holdings, Inc., a Delaware corporation, including as successor by merger to Crackle, Inc., a Delaware corporation (“Crackle Inc.”).

1.15.      “Crackle Operating Agreement” means that certain Amended and Restated Limited Liability Company Agreement dated as of May 14, 2019, among Crackle Plus, CSSE and CPE Holdings (as successor by merger to Crackle Inc.), as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

1.16.      “Event of Default” shall mean any of the events described in Section 9 hereof.

1.17.      “GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

1.18.      “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.19.      “Guarantor” shall have the meaning set forth in the preamble.

1.20.      “Hazardous Materials” shall mean (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, operated or acquired by Obligor are prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

1.21.      “Hazardous Materials Contamination” shall mean the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials on any property owned, leased, operated or controlled by Obligor or for which Obligor has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, operated or acquired by Obligor, and any other contamination by Hazardous Materials for which Obligor is, or is claimed to be, responsible.

1.22.      “Indebtedness” of any person shall mean any of the following (without duplication): (a) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services (other than trade debt incurred in the ordinary course of business upon normal trade terms) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such person upon which interest charges are customarily paid, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person under capitalized leases or synthetic leases, (e) all obligations of such person in respect of acceptances or letters of credit issued or created for the account of such person, (f) all liabilities secured by any Lien on any property owned by such person, whether or not such person has assumed or otherwise become liable for the payment thereof, (g) all obligations of such person in respect of interest rate protection agreements, interest rate future agreements, foreign currency exchange agreements and other hedging arrangements, (h) all obligations of such person to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of such person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options, or other rights, (i) every obligation in respect of Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefore as a result of such person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such person is not liable therefore and such terms are enforceable under applicable law, and (j) every obligation, contingent or otherwise, of such person guaranteeing, or having the economic effect of guaranteeing or otherwise acting as a surety for, any obligation of a type described in clauses (a)-(i) above (the “primary obligation”), in any manner, whether directly or indirectly, and including without limitation, (i) any guarantee, (ii) any obligation to purchase or pay (or advance or supply funds for the purchase or payment of) such primary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof (other than trade debt incurred in the ordinary course of business upon normal trade terms), (iii) any obligation to purchase or lease property, securities or services for the purpose of assuring the payment of such primary obligation, or (iv) any obligation to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such primary obligation.

1.23.      “IP Security Agreement” shall mean that certain Amended and Restated Intellectual Property Security Agreement dated as of even date herewith, made by Borrower and Guarantor in favor of Lender, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

1.24.      “Laws” or “laws” shall mean, collectively, all ordinances, statutes, rules, regulations, guidelines, codes, orders, injunctions, administrative and judicial precedents or authorities, writs or decrees of any Governmental Authority or political subdivision or agency thereof, or any court or similar entity established by any thereof.

1.25.      “Lien” or “Liens” shall mean any statutory or common law consensual or non-consensual mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or otherwise), right of setoff, claim or charge of any kind, including, without limitation, any conditional sale or other title retention transaction, any lease transaction in the nature thereof and any secured transaction under the Uniform Commercial Code of any jurisdiction.

1.26.      “Loan Document” or “Loan Documents” shall mean any and all present and future agreements, contracts, promissory notes, security agreements, assignments, subordination agreements, pledge or hypothecation agreements, mortgages, deeds of trust, leases, guaranties, instruments, letters of credit, letter of credit agreements (whether for reimbursement or otherwise), interest rate or currency swap, cap or other hedging agreements and all other present and future documents evidencing, governing, securing, guaranteeing or in any other manner relating, in any way, at any time, to any of the Obligations, including, without limitation, the instruments and documents referred to in Section 6.1 hereof.

1.27.      “Note” shall mean that certain Consolidated, Amended and Restated Term Promissory Note dated as of even date herewith, made by Borrower in favor of Lender, in the original principal amount of $16,000,000, together with that certain Automatic Payment Addendum to Consolidated, Amended and Restated Term Promissory Note dated as of even date herewith, made by Borrower in favor of Lender, as the same may be amended, restated, amended and restated, increased, extended, supplemented or otherwise modified from time to time.

1.28.      “Obligations” shall mean the full and timely observance and performance of all present and future duties, covenants and responsibilities due to Lender by Obligor of every kind, nature or description, and all present and future obligations and liabilities of Obligor to Lender for the payment of money of every kind, nature or description (including without limitation all present and future principal amounts, interest, premiums, late charges, fees, reimbursement amounts, termination amounts, indemnities and all other charges and sums, as well as all attorney fees, court costs and other costs and expenses payable by Obligor to Lender), whether direct or indirect, contingent or non-contingent, matured or unmatured, accrued or not accrued, or related or unrelated to this Agreement, and whether or not now contemplated, and whether or not any instrument or agreement relating thereto specifically refers to this Agreement, and including, without limitation, if applicable, overdrafts in any checking or other account of Obligor at Lender and claims against Obligor acquired by assignment to Lender, and whether or not any or all of the foregoing is secured under any other agreement or other document or statutory or common law provision, as well as all renewals, refundings, refinancings, consolidations, re-castings and extensions of any of the foregoing. It is the intent and agreement of the parties that the Obligations include not only the Loan and all other present obligations and liabilities of Obligor to Lender, but also all future advances and other future obligations and liabilities of Obligor to Lender.

1.29.      “Obligor” shall mean individually and collectively, Borrower, Guarantor and each endorser and surety of the Obligations; any person who is primarily or secondarily liable for the repayment of the Obligations, or any portion thereof; and any person who has granted security for the repayment of any of the Obligations.

1.30.      “OFAC” means the U.S. Department of Treasury’s Office of Foreign Asset Control.

1.31.     “Permitted Liens” shall mean (a) Liens of Lender, (b) Liens for taxes not delinquent or for taxes being diligently contested in good faith by Borrower by appropriate proceedings, subject to the conditions set forth in Section 7.2 hereof, (c) mechanic’s, workman’s, materialman’s, landlord’s, carrier’s and other like Liens arising in the ordinary course of business and incidental to Borrower’s ownership of its properties or assets with respect to obligations which are not due or which are being diligently contested in good faith by Borrower by appropriate proceedings and for which reasonably adequate reserves have been set aside by Borrower, provided such Liens did not arise in connection with the borrowing of money or the obtaining of advances or credit (other than as set forth on Schedule 1.23) and do not, in Lender’s discretion, in the aggregate materially detract from the value of Borrower’s assets or materially impair the use thereof, (d) Liens disclosed in Schedule 1.23 attached hereto, and (e) Liens hereafter approved by Lender in writing in its sole discretion.

1.32.      “Person” or “person” shall include natural persons, corporations, associations, limited liability companies, partnerships, joint ventures, trusts, governments and agencies and departments thereof and every other entity of every kind (including, without limitation, Governmental Authorities).

1.33.      “Registration Rights Agreement” means that certain Registration Rights and Equity Covenant Agreement dated as of May 14, 2019, between CSSE and CPE Holdings (as successor by merger to Crackle Inc.), as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

1.34.      “Sanction(s)” means sanctions administered or enforced by (a) the U.S. Department of the Treasury’s Office of Foreign Assets Control, (b) the U.S. Department of State, (c) the United Nations Security Council, (d) the European Union, (e) Her Majesty’s Treasury of the United Kingdom, and (f) other relevant sanctions authority.

1.35.      “Sanctioned Jurisdiction” means, at any time, a country or territory which is, or whose government is, the subject or target of any Sanction.

1.36.      “Sanctioned Person” means (a) a Person that is the subject or the target of any Sanction, (b) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC and published from time to time, or (c) (i) an agency of the government of a Sanctioned Jurisdiction, (ii) an organization controlled by a Sanctioned Jurisdiction, or (iii) a Person resident in a Sanctioned Jurisdiction, to the extent subject to a sanctions program administered by OFAC.

1.37.      “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability

1.38.      “Specified Contribution Documents” means, collectively, (i) that certain Managed Services Agreement dated as of May 14, 2019, between Sony New Media Solutions Inc., a Delaware corporation, and Crackle Plus, (ii) that certain Master ADVOD License Agreement dated as of March 19, 2019, between Sony Pictures Television Inc., a Delaware corporation, and Crackle Inc., as assigned to Crackle Plus pursuant to that certain Assignment and Amendment dated as of May 14, 2019, among Sony Pictures Television Inc., a Delaware corporation, Crackle Inc. and Crackle Plus, and (iii) that certain Transition Services Agreement dated as of May 14, 2019 between Crackle Plus and CPE Holdings (as successor by merger to Crackle Inc.), as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance wih the terms hereof.

1.39.      “Specified Non-Guarantor Production Agreements” means, collectively, (i) the agreement dated as of August 15, 2017, between RSHOOD and CSSE relating to the production of the television program tentatively entitled “FATHERHOOD”, (ii) the agreement dated as of April 30, 2018, between VRP2018 and CSSE relating to the production of the television program tentatively entitled “VACATION RENTAL POTENTIAL”, (iii) the agreement dated as of July 27, 2018, between FIXER 2018 and CSSE relating to the production of the television program tentatively entitled “THE FIXER”, and (iv) the agreement dated as of June 1, 2017, between PH2017 relating to the television program tentatively entitled “VACATION RENTAL POTENTIAL”, as the same may be amended, restated, amended and restated, supplemented or otherwise modified without causing an Event of Default hereunder.

1.40.      “Specified Non-Guarantor Subsidiaries” means, collectively, (i) PH2017, LLC, a Connecticut limited liability company (“PH2017”), (ii) VRP2018, LLC, a Connecticut limited liability company (“VRP2018”), (iii) RSHOOD2017, LLC, a Connecticut limited liability company (“RSHOOD”), (iv) The Fixer 2018, LLC, a Connecticut limited liability company (“FIXER 2018”), (v) Digital Media Enterprises LLC, a Delaware limited liability company, and (vi) Powerslam, LLC, a Delaware limited liability company.

1.41.      “Subsidiary” shall include any limited liability company, corporation, partnership or unincorporated business entity at least a majority of the outstanding Voting Interest or interests of which is owned, now or in the future, by Borrower and/or by one or more Subsidiaries.

1.42.      “Voting Interest” shall mean any interests having ordinary voting power to make decisions.

2.           [INTENTIONALLY OMITTED]

3.           LOAN

3.1.        Loan. Subject to the terms and conditions hereinafter set forth, at the Closing, Lender agrees to make an advance of funds to Borrower and Borrower agrees to receive from Lender an advance of funds, in the original principal amount of SIXTEEN MILLION and 00/100 DOLLARS ($16,000,000.00).

3.2.        Amount. Upon the conditions set forth in this Agreement and the Note delivered by Borrower to Lender, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the sum of SIXTEEN MILLION and 00/100 DOLLARS ($16,000,000.00), until the Maturity Date (as defined below).

3.3.        Advance. Lender shall advance the full amount of the Loan on the date hereof upon the request of Borrower, subject to the terms of this Agreement.

3.4.        Use of Loan. The Loan will be used for (i) the amendment and restatement of the Original Loan, (ii) the repayment of expenses incurred in connection with the consummation of the transactions contemplated by the Contribution Agreement, (iii) expenses incurred in connection with the consummation of the transactions contemplated by this Agreement, and (iv) working capital for the Borrower.

3.5.        Interest Rate. Borrower shall pay principal and interest on the Loan at the applicable Interest Rate as more particularly set forth and defined in the Note. Upon the occurrence of an Event of Default or upon the Maturity Date, the per annum interest rate payable shall be as provided in Section 3.10 and the Note.

3.6.        Repayment of Principal. From the date hereof and for a period of five (5) years, Borrower shall pay principal and interest on the Note, provided; however, during the term of the Note, Borrower shall have the right to pay any amount of the then outstanding principal balance at any time, all as more particularly set forth in the Note.

3.7.        Maturity Date. The Loan and all other Obligations are payable in full on the Maturity Date set forth Section 2.1(c) of the Note (the “Maturity Date”).

3.8.        Method of Payment. All payments due under the Note or any Loan Document shall be debited from Borrower’s Commercial Checking Account in accordance with the Automatic Payment Addendum attached to the Note.

3.9.        Fee. Borrower shall pay Lender a commitment fee of EIGHTY FIVE THOUSAND and 00/100 DOLLARS ($85,000.00) for the Loan, which shall be payable on the date hereof if not sooner paid.

3.10.      Late Charge; Default Rate.

a.           If any payment required to be made by Borrower under the Loan is not paid within ten (10) days after the date on which such payment is due, Borrower shall pay to Lender a late charge as more particularly set forth in Section 5 of the Note. Borrower acknowledges that any such late charges are reasonable.

b.           Upon the occurrence and any time during the continuance of an Event of Default hereunder, the entire unpaid principal amount of the Loan shall, anything contained herein to the contrary notwithstanding, bear interest at the default rate as more particularly set forth in Section 6 of the Note.

3.11.      Certain Payment Provisions. Borrower shall pay the principal of, and interest on, all payments, promises, interest and other amounts due under the Note or hereunder without any deductions whatsoever, including but not limited to any deduction for any set-off, recoupment, or counterclaim. All payments shall be made in United States Dollars and immediately available funds and shall be applied as more particularly set forth in Section 4 of the Note. If any payment under the Note or hereunder shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest in connection with such payment. The records of Lender shall be prima facie evidence of the Loan, any accrued interest thereon and all principal and interest payments made in respect thereof; provided, that no failure of Lender to timely record any transaction shall in any way affect or impair any liability or other obligations of Borrower to Lender.

4.           SECURITY

4.1.        Security Interest. As security for the payment and performance of all of the Obligations, whether or not any instrument or agreement relating to any Obligation specifically refers to this Agreement or the security interest created hereunder, Obligor hereby assigns, pledges, and grants to Lender a continuing security interest in and to the Collateral, wherever located, and whether now existing or hereafter acquired or arising from time to time. Lender’s security interest shall continually exist until all Obligations have been paid in full in cash and all credit facilities between Obligor and Lender are terminated.

4.2.        Covenants and Representations Concerning Collateral. With respect to all of the Collateral, Obligor covenants, warrants and represents that:

a.           No financing statement covering any of the Collateral is on file in any State public office or land or financing records except for financing statements in favor of Lender or holders of Permitted Liens and Obligor is the legal and beneficial owner of all of the Collateral, free and clear of all Liens, except for Permitted Liens.

b.           The security interest granted Lender hereunder shall constitute a valid attached, perfected and first priority security interest upon the Collateral. Obligor shall not, and Lender does not authorize Obligor to, sell, lease, license, or assign any interest in the Collateral except, if no Event of Default then exists, the sale of inventory in the ordinary course of business, the disposal of obsolete or worn out equipment in the ordinary course of business and the license of intellectual property in the ordinary course of business. Obligor shall not grant or otherwise permit any other Lien to be created or remain on any Collateral except for Permitted Liens.

c.           Obligor shall maintain the Collateral in good order and condition, ordinary wear and tear excepted, and will use, operate and maintain the Collateral in compliance with all laws, regulations and ordinances and in compliance with all applicable insurance requirements and regulations. Obligor will promptly notify Lender in writing of any litigation involving or affecting the Collateral which Obligor knows or has reason to believe is pending or threatened. Obligor will promptly pay when due all taxes and all transportation, storage, warehousing and other such charges and fees affecting or arising out of or relating to the Collateral and shall defend the Collateral, at Obligor’s expense, against all claims and demands of any persons claiming any interest in the Collateral adverse to Obligor or Lender.

d.           Upon at least one (1) Business Days’ advance notice, and during normal business hours, Lender and its agents and designees may enter the Business Premises and any other premises of Obligor and inspect the Collateral and all books and records of Obligor (in whatever form), and Obligor shall pay the reasonable costs of such inspections); provided, that unless an Event of Default has occurred, such inspection shall not be allowed more than twice per calendar year.

e.           Obligor shall maintain at all times (and whether the applicable Collateral is in the possession of Obligor, Lender, a third party, or otherwise) comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such loss deductible amounts and with such companies as may be reasonably satisfactory to Lender and in amounts in accordance with Lender’s customary and usual requirements for its borrowers, and each such policy shall contain a clause or endorsement satisfactory to Lender naming Lender as loss payee and lender’s loss payee and a clause or endorsement satisfactory to Lender that such policy may not be cancelled or altered and Lender may not be removed as loss payee or lender’s loss payee without at least 30 days’ prior written notice to Lender. In all events, the amounts of such insurance coverages shall conform to prudent business practices and shall be in such minimum amounts that Obligor will not be deemed a co-insurer under applicable insurance laws, regulations, policies or practices. Obligor hereby acknowledges and agrees that the security interest hereunder includes a security interest in any and all proceeds of such policies and Obligors authorize and empower Lender (if in Lender’s discretion it elects to do so) to adjust or compromise any loss under such policies and to collect and receive all such proceeds and Obligor hereby appoints Lender as Obligor’s attorney-in-fact for such purposes. Obligor hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to Lender and not to Obligor and Lender jointly during the term of this Agreement. Obligor authorizes and empowers Lender to execute and endorse in Obligor’s name all proofs of loss, drafts, checks and any other documents or instruments necessary to accomplish such collection, and any persons making payments to Lender under the terms of this paragraph are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid. After deduction from any such proceeds of all costs and expenses (including reasonable attorneys’ fees) incurred by Lender in the collection and handling of such proceeds, the net proceeds shall be applied in accordance with the terms hereof. If no Event of Default shall have occurred and be continuing, such net proceeds may be applied, at Obligor’s option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Lender, or as a credit against such of the Obligations, whether matured or unmatured, as Lender shall determine in Lender’s sole discretion. In the event that Obligor may and does elect to replace or restore as aforesaid, then such net proceeds shall be deposited in a segregated account of Obligor at Lender (or at a bank selected by Lender) and subject to the sole order (and control of) of Lender and shall be disbursed therefrom by Lender in such manner and at such times as Lender deems appropriate to complete such replacement or restoration; provided; however, that if an Event of Default shall occur at any time before or after replacement or restoration has commenced, then thereupon Lender shall have the option to apply all remaining net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Lender, or as a credit against such of the Obligations, whether matured or unmatured, as Lender shall determine in Lender’s sole discretion. If an Event of Default shall have occurred and be continuing, or if an Event of Default shall occur prior to such deposit of the net proceeds, then Lender may, in its sole discretion, apply such net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Lender, or as a credit against such of the Obligations, whether matured or unmatured, as Lender shall determine in Lender’s sole discretion. Obligor hereby indemnifies Lender against any loss or damage to Collateral not insured by Obligor and for any deficiency in any effective insurance coverage required to be maintained by Obligor pursuant to this Agreement, which indemnification obligation shall constitute part of the Obligations. Lender shall not be liable for any insufficiency in the insurance coverage of Obligor. If Obligor receives any insurance proceeds in violation of this Section 4.2(e), Obligor shall hold such proceeds in trust for Lender and, on the day of Obligor’s receipt thereof, transmit such proceeds to Lender in the exact form received by Obligor (except for such assignments and endorsements as may be required by Lender).

f.            All books and records pertaining to the Collateral are located at the Business Premises and Obligor will not change the location of such books and records without the prior written consent of Lender, which consent shall not be unreasonably withheld. Obligor shall make notations, satisfactory to Lender, on its books and records disclosing the existence of Lender’s security interest in the Collateral.

g.           Obligor shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments and documents as Lender may request to vest in and assure to Lender its rights hereunder or in any of the Collateral, including, without limitation, placing legends on Collateral stating that Lender has a security interest therein. Obligor will not create any chattel paper without placing a legend on the chattel paper acceptable to Lender indicating that it has a security interest in the chattel paper.

h.           Upon an Event of Default, Obligor shall cooperate with Lender to obtain and keep in effect one or more control agreements (in form and substance satisfactory to Lender) in deposit account, electronic chattel paper, investment property and letter-of-credit rights Collateral.

i.            Obligor authorizes Lender to file financing statements covering the Collateral (including without limitation financing statements which describe any of all of the Collateral and/or indicate that the financing statement covers “all assets” or “all personal property” (or the like) of Obligor) and containing such legends as Lender shall deem reasonably necessary or desirable to protect Lender’s interest in the Collateral. Obligor agrees to pay all taxes, fees and costs (including attorneys’ fees) paid or incurred by Lender in connection with the preparation, filing or recordation thereof.

j.            Whenever required by Lender, Obligor shall promptly deliver to Lender, with all endorsements and/or assignments required by Lender, all instruments, chattel paper, guaranties and the like received by Obligor constituting, evidencing or relating to any of the Collateral or proceeds of any of the Collateral. Where Collateral is in the long-term possession of a third party (e.g., other than standard distribution channels), Obligor will join in with Lender in notifying the third party of Lender’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Lender.

k.          Obligor shall not file any amendments, correction statements or termination statements concerning the Collateral without the prior written consent of Lender; provided, that upon Obligor’s indefeasible repayment in full of all Obligations hereunder and the termination of the Loan, any and all Liens in favor of Lender with respect to the Collateral shall be deemed automatically terminated, and Lender shall authorize Obligor to file any termination statements with respect to any outstanding Liens concerning such Collateral.

l.            If any Collateral arises out of a contract with the United States Government or any department, agency or instrumentality thereof, Obligor shall immediately notify Lender thereof and shall execute and deliver to Lender specific assignments, of those contracts and the related United States Government accounts of Obligor and shall do such other things as may be satisfactory to Lender in order that all sums due and to become due to Obligor under such contract shall be duly assigned to Lender in accordance with the Federal Assignment of Claims Act (31 United States Code §3727; 41 United States Code §15) as in effect on the date hereof and as hereafter amended and/or any other applicable laws and regulations relating to the assignment of governmental obligations. Payments on United States Government contracts or United States Government accounts which have been specifically assigned to Lender by means of a direct assignment, as provided herein, shall be made directly to Lender, for payment to the Loan. The separate assignment of specific United States Government contracts to Lender, as contemplated herein, shall not be deemed to limit Lender’s security interest to the payments under those particular United States Government contracts and the related United States Government accounts, but rather Lender’s security interest shall extend to any and all United States Government contracts and the related United States Government accounts and proceeds thereof, now or hereafter owned or acquired by Obligor. During the term of this Agreement, Obligor agrees and covenants not to make any assignment of any of the United States Government contracts to any party other than Lender without Lender’s prior written consent.

m.           In the event that Collateral is in the possession of a bailee or other third party, Obligor shall (and in form and content reasonably satisfactory to Lender), either: (i) to the extent applicable, cause a document of title, in form and content satisfactory to Lender, to be issued in Lender’s name or (ii) obtain the written acknowledgment of the bailee or third party that it is holding or controlling such Collateral for the benefit of Lender, together with a waiver from such bailee or third party of any Liens it may have or claim to have in or to the Collateral.

n.           With respect to any Collateral which is subject to a certificate of title, Obligor shall: (i) cause a certificate of title to be issued perfecting the security interest of Lender, unless such Collateral is inventory held for sale in the ordinary course of Obligor’s business by Obligor and until such Collateral ceases to be such inventory; and (ii) not cause or permit a certificate of title to be issued in another state which does not list Lender’s security interest.

o.           If Obligor shall at any time acquire a commercial tort claim, as defined in the Uniform Commercial Code, then Obligor shall immediately notify Lender, in a writing signed by Obligor, of the brief details of the commercial tort claim and shall grant to Lender a security interest therein and in all proceeds thereof in accordance with the terms of this Agreement. All terms and provisions of such written notification and grant of such security interests shall be in form and content reasonably satisfactory to Lender and shall provide Lender with details sufficient for Lender to perfect its security interest in and to such commercial tort claim.

p.           If any part of the Collateral is or becomes a fixture, Obligor shall, upon demand, furnish Lender with a disclaimer, release or subordination agreement, in form and content reasonably satisfactory to Lender, signed by all persons having an interest in the real property or any interest in such Collateral which may be senior to Lender’s security interest.

q.           The Collateral consisting of the letter-of-credit rights include without limitation the right to draw under letters-of-credits, to effect which rights a power of attorney is hereby granted by Obligor to Lender.

r.            In the event that Collateral is located in, at or on property leased or otherwise occupied by Obligor, Obligor shall obtain a landlord lien waiver from the owner and/or lessor of such property (in form and content reasonably satisfactory to Lender), which landlord lien waiver shall, at a minimum, contain a waiver from such owner or lessor of any Liens it may have or claim to have in or to the Collateral, provide that Lender may enter upon such property to collect the Collateral and/or dispose of the Collateral on such property, and provide that such owner or lessor will not terminate the lease or other occupancy agreement with Obligor without first providing notice to Lender and giving Lender a reasonable opportunity to so collect and/or dispose of the Collateral.

4.3.        Collateral Collections. Upon an Event of Default, Lender shall have the right at any and all times to enforce Obligor’s rights against account debtors and other parties obligated on Collateral, including, but not limited to, the right to: (a) notify and/or require Obligor to notify any or all account debtors and other parties obligated on Collateral to make payments directly to Lender or in care of a post office lock box under the sole control of Lender established at Obligor’s expense subject to Lender’s customary arrangements and charges therefor, and to take any or all action with respect to Collateral as Lender shall determine in its sole discretion, including, without limitation, the right to demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring liability or responsibility to Obligor; (b) require Obligor to segregate and hold in trust for Lender and, on the day of Obligor’s receipt thereof, transmit to Lender in the exact form received by Obligor (except for such assignments and endorsements as may be required by Lender), all cash, checks, drafts, money orders and other items of payment constituting Collateral or proceeds of Collateral; and/or (c) establish and maintain at Lender a “Repayment Account,” which shall be under the exclusive control of and subject to the sole order of Lender and which shall be subject to the imposition of such customary charges as are imposed by Lender from time to time upon such accounts, for the deposit of cash, checks, drafts, money orders and other items of payments constituting Collateral or proceeds of Collateral from which Lender may, in its sole discretion, at any time and from time to time, withdraw all or any part. Lender’s collection and enforcement of Collateral against account debtors and other persons obligated thereon shall be deemed to be commercially reasonable if Lender exercises the care and follows the procedures that Lender generally applies to the collection of obligations owed to Lender. All cash and non-cash proceeds of the Collateral may be applied by Lender upon Lender’s actual receipt of cash proceeds against such of the Obligations, matured or unmatured, as Lender shall determine in Lender’s sole discretion.

4.4.        Care of Collateral. Obligor shall have all risk of loss of the Collateral. Lender shall have no liability or duty, either before, upon or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against account debtors or other parties with prior interests in the Collateral. If Lender actually receives any notices requiring action with respect to Collateral in Lender’s possession, Lender shall forward such notices to Obligor. Obligor is responsible for responding to notices concerning the Collateral, voting the Collateral, and exercising rights and options, calls and conversions of the Collateral. Lender’s sole responsibility is to take such action (with respect to Collateral in its possession) as is reasonably requested by Obligor in writing, however, (i) Lender is not responsible or obligated to take any action that, in Lender’s sole judgment, would affect the value of the Collateral as security for the Obligations adversely (nothing contained in this Section 4.4 shall be interpreted or construed to limit any rights or remedies of Lender if an Event of Default has occurred), and (ii) Lender is not responsible or obligated to take any action upon and during the continuance of an Event of Default. While Lender is not required or obligated to take certain actions, if action is needed, in Lender’s sole discretion, to preserve and maintain the Collateral, Obligor authorizes Lender to take such actions, but Lender is not obligated to do so.

4.5.        Authorization and Power-of-Attorney. Obligor authorizes Lender, following an Event of Default, to request other secured parties of Obligor to provide accountings, confirmations of Collateral and confirmations of statements of account concerning Obligor. Obligor hereby designates and appoints Lender and its designees as attorney-in-fact of Obligor, irrevocably and with power of substitution, with authority, following an Event of Default, to endorse Obligor’s name on requests to other secured parties of Obligor for accountings, confirmations of collateral and confirmations of statements of account.

4.6.        Obligor’s Security for Loan. The Loan is to be secured by a valid Lien and first priority security interest on all of Obligor’s tangible and intangible personal property, intellectual property and business assets wherever located, now owned or hereafter acquired, including but not limited to all machinery, equipment, inventory, accounts receivable, fixtures and general intangibles, regardless of how titled or held. The Collateral is subject to no prior security interest except in favor of Lender. Lender is hereby authorized to file all financing statements as it deems necessary or appropriate.

5.           REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement, Obligor represents and warrants to Lender that:

5.1.        State of Formation and Legal Name. Obligor’s state of formation and exact legal name is set forth in the first paragraph of this Agreement.

5.2.        Good Standing. Obligor is a corporation or a limited liability company, as applicable, duly organized, legally existing and in good standing under the laws of the State of its formation, has the power to own its property and to carry on its business and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

5.3.        Authority. Obligor has full power and authority to enter into this Agreement and the other Loan Documents, to make or guaranty (as applicable) the borrowings hereunder and under the other Loan Documents, to execute and deliver this Agreement, the other Loan Documents and all documents and instruments required hereunder and thereunder and to incur and perform the obligations provided for herein and in the other Loan Documents, all of which have been duly authorized by all necessary and proper company and other action, and no consent or approval of any person, including, without limitation, shareholders or members of Obligor, as is applicable, and any public authority, regulatory body or other Governmental Authority, which has not been obtained is required as a condition to the validity or enforceability hereof or thereof.

5.4.        Binding Agreements. This Agreement and the other Loan Documents been duly and properly executed by Obligor, constitute the valid and legally binding obligation of Obligor and are fully enforceable against Obligor in accordance with their respective terms, subject only to laws affecting the rights of creditors generally and application of general principles of equity.

5.5.        No Conflicting Agreements. The execution, delivery and performance by Obligor of this Agreement and the other Loan Documents and the borrowings hereunder and thereunder will not (a) violate (i) any provision of law or any order, rule or regulation of any court, agency of government or other Governmental Authority, (ii) any award of any arbitrator, (iii) the certificate of incorporation or bylaws, certificate or articles of organization or limited liability company agreement, as is applicable, of Obligor or (iv) any indenture, contract, mortgage, deed of trust or other agreement or instrument to which Obligor is a party or by which Obligor or any of its property is bound, or (b) be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such award, indenture, contract, mortgage, deed of trust or other instrument or agreement, or result in the creation or imposition of any Lien upon any of the property or assets of Obligor except for Liens created in favor of Lender under or pursuant to this Agreement.

5.6.        Litigation. Except as disclosed to Lender in Schedule 5.6 attached hereto, there are no judgments, injunctions or similar orders or decrees, claims, actions, suits or proceedings pending or, to the knowledge of Obligor, threatened against or affecting Obligor or any property of Obligor, at law or in equity, by or before any court or any federal, State, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could result in any material adverse change in the business, operations, prospects, properties or in the condition, financial or otherwise, of Obligor, and Obligor is not, to Obligor’s knowledge, in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or any federal, State, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could have a material adverse effect on Obligor.

5.7.        Financial Condition. The financial statements of Obligor heretofore delivered to Lender are true and complete, fairly present the financial condition of Obligor as at such dates and the results of its operations for the respective periods then ended and were prepared in accordance with GAAP applied on a consistent basis for such prior periods. There is no Indebtedness of Obligor as of the date of such statements which, in accordance with GAAP, should be, but is not reflected therein and no material adverse change in Obligor’s financial condition, operations, business or prospects has occurred since the date of the latest of such statements.

5.8.        Taxes. Obligor has paid or caused to be paid all federal, State and local taxes to the extent that such taxes have become due and has filed or caused to be filed all federal, State and local tax returns which are required to be filed by Obligor.

5.9.        Title to Properties. Obligor has good and marketable title to all of its properties and assets (including the Collateral) and all of the properties and assets of Obligor are free and clear of Liens, except for Permitted Liens.

5.10.      Place of Business; Name; State of Formation; Location of Goods. Obligor’s principal place of business and chief executive office is located at the Business Premises and has been located at the Business Premises for at least the past five (5) years, and Obligor currently does not have, and in the past has not had, any other offices or places of business, except as provided on Schedule 5.10.1. Obligor’s exact legal name and state of formation are as set forth in the first paragraph of this Agreement. Obligor has not had any other legal name. Obligor does not use, and has not used, any other name in the conduct of its business. Obligor has not changed its state of formation, been a party to a merger and/or otherwise changed its identity or structure. All Collateral consisting of inventory, equipment or other goods is presently located in the following places: the address set forth above and as set forth on Schedule 5.10.2.

5.11.      Financial Information; Disclosure. All financial statements, schedules, reports and other information supplied to Lender by or on behalf of Obligor heretofore and hereafter are and will be true and complete in all material respects. Obligor has disclosed to Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could result in a material adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of Obligor. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of Obligor to Lender in connection with the transactions contemplated hereby and by the other Loan Documents contains any material misstatement of fact or omits to state a material fact necessary to make the statements therein not misleading.

5.12.      Licenses and Permits; Compliance with Laws. Obligor has duly obtained and now holds all licenses, permits, certifications, approvals and the like required by federal, State and local laws of the jurisdictions in which Obligor conducts its business, and each remains valid and in full force and effect. Obligor is in compliance with the requirements of all laws applicable to it or to its properties, except to the extent the failure to comply therewith, either individually or in the aggregate, could not result in a material adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of Obligor.

5.13.      Certain Indebtedness. There is no Indebtedness of Obligor owing to any employee, officer, member or manager of Obligor other than set forth on Schedule 5.13.

5.14.         Broker’s or Finder’s Commissions. No broker’s or finder’s fee or commission is or will be payable in connection with this Agreement or the transactions contemplated hereby.

5.15.      Outstanding Indebtedness. Borrower has no outstanding Indebtedness except as permitted by Section 8.1 hereof and there exists no default under the provisions of any instrument evidencing such Indebtedness or under the provisions of any agreement relating thereto.

5.16.      Regulation U. Obligor does not own or presently intend to acquire any “margin stock” as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System. None of the proceeds of any of the Loan hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation U. Neither Obligor nor any agent acting on its behalf has taken or will take any action which might cause this Agreement to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

5.17.      Government Contracts. Obligor is not now, and has not been within the past three (3) years, in receipt of any communication from any of officer or employee of the United States Government regarding Obligor’s actual or possible disqualification, suspension or debarment from contracting with the United States Government. Further, Obligor has no information, in relation to the obtaining, formation, pricing, performance, billing or administration of any one of its contracts with the United States Government of: (a) a violation of law, regulation or contract provision, or any such fact(s) or circumstance(s) reasonably indicating any such violation; (b) a pending or threatened investigation; (c) an existing or threatened adverse audit finding, whether draft or final; (d) an existing or threatened cost disallowance or finding of defective pricing; (e) a pending or threatened claim or action seeking a fine, penalty or damages; (f) a communication regarding, or actual initiation of, payment withholding or suspension, setoff, recoupment or debt collection; or (g) a contract termination or a communication reasonably indicating the potential for such a termination.

5.18.      Presence of Hazardous Materials or Hazardous Materials Contamination. To the best of Obligor’s knowledge, no Hazardous Materials are located on any real property owned, leased, operated or controlled by Obligor or for which Obligor is responsible and for which remedial or corrective action would be required under applicable Laws or with respect to which Obligor has any “clean-up,” remedial or other liability. No property owned, operated or controlled by Obligor has, during Obligor’s period of ownership, operation or control, been used as a manufacturing, storage, or dump site for Hazardous Materials.

5.19.      Patents, Trademarks, etc. Obligor owns, possesses, or has the right to use all necessary patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights and franchises to conduct its business as now conducted and, except as disclosed to Lender on Schedule 5.19 attached hereto, without any known conflict with any patent, patent right, license, trademark, trademark rights, trade name right, trade name, copyright or franchise right of any other person.

5.20.      Perfection and Priority of Collateral. Lender has or upon proper recording or filing of any financing statement, execution of any control agreement or delivery of Collateral to Lender’s possession, will have and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens.

5.21.      Commercial Purpose. The Loan is not a “consumer transaction” as defined in the Uniform Commercial Code and none of the Collateral was or will be purchased or held primarily for personal, family or household purposes.

5.22.      Solvency. As of the Closing Date, each Obligor is Solvent.

5.23.      Sanctions Concerns.

(a)         No Affected Person is a (i) Sanctioned Person, or (ii) located, organized or resident in a Sanctioned Jurisdiction.

(b)         No Affected Person (i) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any Sanctioned Person or in any Sanctioned Jurisdiction, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(c)         No Affected Person (i) has violated any Anti-Terrorism Law, or (ii) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(d)         Obligor and each of its Subsidiaries has implemented, maintains and complies with policies and procedures designed to ensure compliance, in all material respects, by each Affected Person with Anti-Corruption Laws and Sanctions.

5.24.      Insurance. The properties of Obligor are insured with financially sound and reputable insurance companies not affiliates of any Obligor, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Obligor operates.

5.25.      ERISA. Obligor and each of its, plans, pension plans and employee pension benefit plans are and have been in compliance in all respects with ERISA.

5.26.      Survival; Representations and Warranties. All representations and warranties contained in or made in connection with this Agreement and the other Loan Documents shall survive the Closing.

6.           CONDITIONS OF LENDING

Unless Lender shall otherwise agree in writing, Lender shall have no obligation to make the Loan unless each of the following conditions precedent shall be satisfied by Borrower by Closing or such later date, if any, as Lender in its discretion may permit:

6.1.        Documents. There shall have been delivered to Lender, appropriately completed and duly executed (when applicable), the following, each in form and substance satisfactory to Lender:

a.           The Loan Documents, in form and substance satisfactory to Lender and negotiated by the parties.

b.           A certificate of the secretary or manager, as applicable, of each Obligor in form and content acceptable to Lender certifying as to such Obligor’s organizational documents, incumbency, authorizing resolutions, and such other matters as Lender or its counsel may require.

c.           A certificate of good standing or legal existence, as applicable, of each Obligor issued by the Secretary of State of such Obligor’s state of organization and any state where such Obligor is authorized to do business, each dated within 30 days of Closing, and a copy of the certificate of incorporation or certificate of formation of such Obligor certified by the Secretary of State of such Obligor’s state of organization within 30 days of the Closing.

d.           Evidence satisfactory to Lender that all insurance coverage and all insurance clauses or endorsements required pursuant to this Agreement and the other Loan Documents are in effect, together with copies of all insurance policies and endorsements or certificates in satisfactory form to Lender with respect thereto.

e.           One or more written opinions of counsel to Borrower and Guarantor, dated as of Closing and addressed to Lender and satisfactory to Lender and Lender’s counsel in all respects.

f.            Such financing statements and control agreements as may be required by Lender.

g.           Copies of all leases, equipment leases, and/or warehouse leases for the Collateral locations, together with executed landlord lien waivers or warehouse waivers, as applicable.

h.           Uniform Commercial Code search reports, intellectual property reports, title reports and any other search reports required by Lender.

i.            All other agreements, documents, certificates and other items reasonably required and requested by Lender or identified by Lender or its counsel as a due diligence or closing deliverable on the checklist provided by Lender’s counsel in connection with the transactions contemplated by this Agreement.

6.2.        No Default. No Event of Default nor any event which, upon the giving of notice and/or the lapse of time, would constitute an Event of Default shall have occurred.

6.3.        Legal Matters. At Closing, all legal matters in connection herewith or incidental hereto shall be fully satisfactory to Lender’s counsel.

6.4.        No DSCR Cure Period. Neither a 90 Day DSCR Cure Period nor an Additional DSCR Cure Period shall be in effect.

7.           AFFIRMATIVE COVENANTS

Obligor covenants and agrees with Lender that, until (a) all Obligations have been indefeasibly paid in full, and (b) and all credit facilities between Borrower and Lender are terminated, Obligor will:

7.1.        Financial Statements. Furnish to Lender in writing: (a) as soon as available but in no event later than two (2) days after filing, a copy of each Form 10-Q and Form 10-K filed by CSSE; (b) as soon as available, but in no event more than ninety (90) days after the end of each fiscal year, a copy of the consolidated and consolidating annual financial statements of Borrower, prepared in accordance with GAAP and audited by an independent certified public accountant, which financial statements shall include a management discussion and analysis of the financial statements and notes balance sheet of Borrower as of the end of such fiscal year and related statements of operations, cash flows and changes in shareholder’s equity, of Borrower for such fiscal year, and a copy of a management prepared income statement and balance sheet showing information in detail acceptable to Lender; (c) as soon as available, but in no event more than forty-five (45) days after the end of each fiscal quarter, a copy of the consolidated and consolidating quarterly financial statements of Borrower, prepared in accordance with GAAP, which financial statements shall include a management discussion and analysis of the financial statements and notes, a balance sheet of Borrower as of the end of such fiscal quarter and related statements of operations, cash flows and changes in shareholder’s equity, of Borrower for such fiscal quarter; (d) as soon as available, but in no event more than forty-five (45) days after the end of each calendar quarter of Borrower, a statement (including all calculations) that Borrower is in compliance with all of the covenants contained in Section 7.16, 7.20 and 7.23 herein and, if not, stating the facts with respect thereto and certifying that to its knowledge no Event of Default exists (or, if an Event of Default does exist, describing such Event of Default), and (e) such additional information, reports or statements as Lender may from time to time reasonably request within fifteen (15) days of such request.

7.2.        Taxes. Pay and discharge all taxes, assessments and governmental charges upon Obligor, its income and properties, prior to the date on which penalties attach thereto unless and to the extent only that the same are being diligently contested by Obligor in good faith in the normal course of business by appropriate proceedings, provided, however, that: (a) Lender shall have been given reasonable prior written notice of intention to contest; (b) nonpayment of the same will not, in Lender’s sole discretion, materially impair any of the Collateral or Lender’s rights or remedies with respect thereto or the prospect for full and punctual payment of all of the Obligations; (c) Obligor at all times effectively stays or prevents any official or judicial sale of or action or filing against any of the Collateral by reason of nonpayment of the same; and (d) Obligor establishes reasonable reserves for any liabilities being contested and for expenses arising out of such contest.

7.3.        Corporate Existence, Continuation of Business and Compliance with Laws. Maintain its corporate existence in good standing, as is applicable; continue its business operations as now being conducted; and comply with all applicable federal, State and local laws, rules, ordinances, regulations and orders unless and to the extent only that the validity or applicability thereof is being diligently contested by Obligor in good faith by appropriate proceedings, provided, however, that: (a) Lender shall have been given reasonable prior written notice of intention to contest; (b) such noncompliance will not, in Lender’s sole discretion, materially impair any of the Collateral or Lender’s rights or remedies with respect thereto or the prospect for full and punctual payment of all of the Obligations; (c) Obligor at all times effectively stays or prevents any official or judicial sale of or action or filing against any of the Collateral by reason of such noncompliance; and (d) Obligor establishes reasonable reserves for any liabilities or expenses which may arise out of such noncompliance and contest.

7.4.        Civil and Criminal Proceedings. Promptly notify Lender in writing of (a) the filing of any criminal referral form or the threatened or actual commencement of a criminal proceeding or investigation or (b) any action, suit or proceeding at law or in equity by or before any court, governmental agency, instrumentality or other Governmental Authority which could result in any material adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of Obligor.

7.5.        Extraordinary Loss. Promptly notify Lender in writing of any event causing extraordinary loss or depreciation of the value of Obligor’s assets (whether or not insured) and the facts with respect thereto.

7.6.        Books and Records; Accountant. Keep and maintain proper and current books and records in accordance with GAAP and permit access by Lender to, reproduction by Lender of and copying by Lender from, such books and records during normal business hours. All reasonable costs and expenses of such inspections and examinations shall be paid by Borrower. Have its financial statements prepared by a certified public accountant satisfactory to Lender. It is hereby acknowledged and agreed that Rosenfeld & Company, PLLC currently is acceptable to Lender for these purposes.

7.7.        Conferences with Officers. Permit Lender to discuss Borrower’s affairs, finances and accounts with any officers of Borrower, upon reasonable notice and at reasonable times.

7.8.        Maintenance of Properties. Maintain all properties and improvements necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and cause replacements and repairs to be made when necessary for the proper conduct of its business. Obtain, maintain and preserve in full force and effect all licenses, permits, certifications, approvals and the like required by federal, State and local laws of the jurisdictions in which Obligor conducts its business.

7.9.        Patents, Franchises, etc. Maintain, preserve and protect all licenses, patents, patent rights, franchises, trademarks, trademark rights, copyrights, trade names and trade name rights of Obligor or licensed by Obligor which are necessary to the conduct of the business of Obligor as now conducted, free of any conflict with the rights of any other person.

7.10.      Insurance. Maintain with duly licensed insurers and in amounts reasonably satisfactory to Lender such insurance against such risks and with such loss deductible amounts as may be satisfactory to Lender, including, without limitation, commercial general liability insurance and such insurance as is described in Section 4.2(e). Lender shall be named as an additional insured with respect to all liability policies and a loss payee and lender’s loss payee with respect to all property/casualty policies. Nothing contained herein shall result in Lender being liable for the failure of Obligor to maintain adequate insurance.

7.11.      Evidence of Insurance. Deliver to Lender from time to time, and periodically if Lender shall so require, evidence satisfactory to Lender that all insurance and endorsements required pursuant to this Agreement and the Loan Documents are in effect, including as described in Section 4.2(e).

7.12.      Further Assurances and Corrective Instruments. Promptly execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to Lender from time to time such supplements hereto and to the other Loan Documents, and such other instruments and documents as may be requested by Lender to protect and preserve the Collateral, Lender’s security interest therein, the perfection of Lender’s security interest therein and/or Lender’s rights and remedies hereunder.

7.13.      Financial Information. Deliver to Lender promptly upon Lender’s request, and periodically if Lender shall so require, such written statements, schedules or reports (which shall be Certified if required by Lender) in such form, containing such information and accompanied by such documents as may be satisfactory to Lender from time to time concerning the Collateral, Obligor’s financial condition or business operations or any other matter or matters, including, without limitation, copies of federal, State and local tax returns of Obligor, and permit Lender, its agents and designees, to discuss Obligor’s financial condition and business operations with Obligor’s officers and employees.

7.14.      Notice of Event of Default. Immediately notify Lender in writing of the occurrence of any Event of Default or any event or existing condition which, with the giving of notice and/or the lapse of time, could constitute an Event of Default or which might materially and adversely affect the financial conditions or operations of Obligor and the facts with respect thereto.

7.15.      ERISA. (a) At all times maintain each of its employee pension benefit plans, as that term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), in conformity with all applicable provisions of ERISA and other federal and State statutes relating to employee benefit plans; (b) at all times make prompt payments of contributions required to meet the minimum funding standards set forth in Sections 302 and 305 of ERISA with respect to each such plan; (c) if requested by Lender, promptly after the filing thereof, furnish to Lender copies of each annual report required to be filed pursuant to Section 103 of ERISA in connection with each such plan for each plan year, including any certified financial statements or actuarial statements required pursuant to said Section 103; (d) notify Lender immediately of any fact, including, without limitation, any “Reportable Event” (as that term is defined in Section 4043(b) of ERISA) arising in connection with any such plan which might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer the plan; and (e) furnish to Lender, promptly upon its request therefor such additional information concerning any such plan as Lender may request.

7.16.      Debt Service Coverage Ratio.

(a)         Maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.00, measured quarterly and annually during the term of the Loan at the end of each fiscal quarter (with respect to quarterly tests) and at the end of the calendar year (as to annual tests), beginning with the quarter ending September 30, 2019 (with respect to the first quarterly test) and with the year ending December 31, 2019 (with respect to the first annual test). Each quarterly test shall be based on Borrower’s Form 10-Q and each annual test shall be based on Borrower’s Form 10-K.

(b)         “Debt Service Coverage Ratio” shall mean the ratio of (i) Borrower’s EBITDA on a consolidated basis for the applicable rolling four quarter period to (ii) the sum of (1) all interest expense of Borrower for such period and (2) all regularly scheduled payments or prepayments of principal of Indebtedness of Borrower paid or that were required to be paid during such period, all in accordance with GAAP consistently applied.

(c)         “EBIDTA” shall mean, for any period, net income (loss) for such period plus, without duplication and to the extent deducted in determining such net income (loss), (a) interest expense, (b) income taxes, (c) depreciation and amortization expense, (d) non-recurring, one-time operating costs as reported in Borrower’s Form 10-Qs and Form 10-Ks for the applicable period, and (e) nonrecurring, one-time special dividends as determined by Lender in its sole discretion, all in accordance with GAAP consistently applied less dividends, distributions and stock repurchases as determined by Lender in its sole discretion.

7.17.      Continuance of Business. Continue to operate the business as set forth in Obligor’s loan application to Lender and not to acquire or operate any other business enterprise without notice to Lender; provided, that any acquisition or operation of any other business enterprise that could materially alter Obligor’s existing business shall require Lender’s prior consent.

7.18.      Proceeds. Use of the proceeds of the Loan only for the purposes permitted by Section 3.4.

7.19.      Hazardous Materials: Contamination. (a) Give notice to Lender immediately upon Obligor acquiring knowledge of the presence of any Hazardous Materials (other than those stored in compliance with applicable Laws and are in Obligor’s possession in the ordinary course of business) on any property owned, leased or controlled by Obligor or for which Obligor is responsible or of any Hazardous Materials Contamination with a full description thereof for which remedial or corrective action is required; (b) promptly take action to comply with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide Lender with satisfactory evidence of such action, which action must be in all respects sufficient to avoid any penalty, assessment or notice of non-compliance with any required remedial or corrective action on the part of any Governmental Authority; (c) provide Lender, within thirty (30) days after a demand by Lender, with a bond, letter of credit or similar financial assurance evidencing to Lender’s reasonable satisfaction that the necessary funds are available to pay the cost of removing, treating and disposing of Hazardous Materials described in item (b) or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned or controlled by Obligor or for which Obligor is responsible; and (d) defend, indemnify and hold harmless Lender and its employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials on any property owned, leased or controlled by Obligor for which Obligor is responsible for any Hazardous Materials Contamination.

7.20.      Lender as Depository. Maintain on deposit in one or more accounts of Borrower at Lender and in an account at Ion Bank, a Connecticut bank (which account shall be subject to a deposit account control agreement), an aggregate average balance of not less than TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.00) over a trailing ninety (90) days, until all Obligations are fully satisfied (the “Minimum Deposit”). The Minimum Deposit shall be tested on a quarterly basis. For purposes of clarity, it is hereby acknowledged and agreed that all such amounts on deposit shall not be deemed “restricted cash” for any purpose and shall be useable by Borrower and its Subsidiaries for regular operations and working capital, and that, in the event Borrower is not in compliance with the Minimum Deposit, Lender’s sole remedy shall be to increase the Interest Rate as set forth and defined in the Note pursuant to Section 10.1; provided, however, that upon the occurrence of any other Event of Default, Lender shall have, and may at any time and from time to time exercise, all of its rights and remedies hereunder, under the other Loan Documents and/or at law and in equity with respect to all such amounts on deposit.

7.21.      Subordinated Debt. Cause present and future loans from shareholders, members or affiliates of Obligor to Obligor to be subordinated to the Loan, and cause such junior creditors to execute subordination agreements in form and substance acceptable to Lender with respect to such loans.

7.22.      Field Audits. Permit Lender or its designee to perform and conduct field examinations, not to unreasonably interfere with Borrower’s business, to (i) audit the books and records of Borrower and to conduct or cause to be conducted valuations of Borrower’s assets in such manner and detail as Lender shall determine, and using valuation consultants acceptable to Lender, and (ii) enter the offices and facilities of Borrower to examine or inspect any of the properties, books and records or extracts therefrom, and to discuss the affairs, finances and accounts thereof with Borrower all at such reasonable times and as often as Lender or any representative of Lender may request (but, provided no Event of Default has occurred, not more than twice per fiscal year in the aggregate including any other inspections or audits conducted by Lender during such fiscal year as provided herein) upon not less than one (1) Business Days’ notice.

7.23.      Minimum Liquidity Covenant. Upon the occurrence of a default under the terms of Section 7.16 above (without respect to the cure periods provided in Section 9.2 and Section 10.1) or any other Event of Default (the “Minimum Liquidity Effective Date”), and for so long as such default and/or Event of Default is continuing, Borrower shall at all times maintain at least TWO MILLION and 00/100 DOLLARS ($2,000,000.00) (based on Borrower’s financial statements, in form and substance reasonably acceptable to Lender) in liquid assets comprised of marketable securities, cash or cash equivalents (excluding retirement accounts and personal and corporate lines of credit), each as reasonably determined by Lender (the “Minimum Liquidity Covenant”). After the Minimum Liquidity Effective Date, and for so long as such default and/or Event of Default is continuing, the Minimum Liquidity Covenant shall be measured quarterly and annually during the term of the Loan at the end of each fiscal quarter (with respect to quarterly tests) and at the end of the calendar year (as to annual tests).

7.24.      Contribution Agreement, Etc. Give Lender notice of and provide Lender with copies of all documentation relating to (i) any default or event of default that occurs under any of the Contribution Documents (together with a statement of any applicable cure periods with respect to such default or Event of Default) or if any party thereto (including CSSE) exercises its rights to indemnification thereunder, (ii) the delivery by CPE Holdings of the Put Election Notice or the Conversion Election Notice (as each is defined in the Crackle Operating Agreement), (iii) the exercise by CPE Holdings or any other person (deemed or otherwise) of the Put Option or the Conversion Right (as each is defined in the Crackle Operating Agreement), (iv) CSSE’s or any other person’s election or determination to pay for the Put Option in CSSE Preferred Stock (as each defined in the Crackle Operating Agreement), cash or any combination of CSSE Preferred Stock and cash, (v) the exercise by CPE Holdings or any other person of its rights under Section 3.03(d) of the Registration Rights Agreement, and (vi) if CPE Holdings or any other person elects a cashless exercise of the CSSE Warrants (as defined in the Contribution Agreement).

7.25.      Payment of Obligations. Pay and discharge as the same shall become due and payable, all obligations and liabilities, including, without limitation, (a) all lawful claims, which, if unpaid, would by law become a Lien upon its property, and (b) Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness (including subordination agreements in favor of Lender).

7.26.      Quarterly Updates to IP Schedules. Within 45 days of the end of each calendar quarter, provide to Lender updated versions of Exhibits A, B, C and D to the IP Security Agreement, together with marked versions of such Exhibits showing any changes since the most recently delivered versions of such Exhibits to Lender.

7.27.      Transfer of Property Contributed Pursuant to Contribution Agreement. Within ten (10) days of the end of each calendar month, and until all assets contributed to Crackle Plus under the Contribution Agreement and/or the other Contribution Documents have been transferred of record to Crackle Plus, provide to Lender an updated list of all property or assets that have been transferred to Crackle Plus in accordance with the Contribution Agreement and/or the other Contribution Documents since the last calendar month, together with such information and documentation as Lender shall request to perfect Lender’s security interest in and to such property and/or assets.

8.           NEGATIVE COVENANTS

Obligor covenants and agrees with Lender that, until (a) all Obligations have been indefeasibly paid in full and (b) and all credit facilities between Borrower and Lender are terminated, Obligor will not, directly or indirectly, without Lender’s prior written consent:

8.1.        Indebtedness. Create, incur, assume or permit to exist, directly or indirectly, any Indebtedness to its shareholders or members or create, incur, assume or permit to exist, directly or indirectly, any Indebtedness in excess of $500,000.00 in the aggregate, except (i) Indebtedness to Lender, and (ii) the Indebtedness set forth on Schedule 8.1.

8.2.        Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien upon any of Obligor’s properties or assets, whether now owned or hereinafter acquired or arising, other than Permitted Liens and Liens to Lender.

8.3.        Merger. Enter into or be a party to any merger, acquisition, consolidation, reorganization or exchange of stock or assets.

8.4.        Sale or Purchase of Assets, etc. Sell, assign, transfer, convey or lease any interest in any or all of its assets, other than in the ordinary course of business or in connection with the disposal of obsolete or worn out equipment in the ordinary course of business; or purchase or otherwise acquire all or substantially all of the assets of any other person or persons, or any shares of stock of, or similar interest in, any other person or persons.

8.5.        Investments. Except as may be explicitly permitted in Section 7.17 hereof, make any capital contribution (or contribution of assets or property) to any other person or purchase or acquire a beneficial interest in any stock, securities or evidences of Indebtedness of, or make any investment or acquire any interest in, or a business of, any other person, except investments in federally insured certificates of deposit or in direct obligations of the United States of America maturing within one (1) year from the date of acquisition or in AAA or better rated investments.

8.6.        Fiscal Year. Change Borrower’s fiscal year.

8.7.        Subsidiaries. Organize or cause to exist any Subsidiaries (other than those Subsidiaries in existence on the date hereof) without Lender’s prior written consent, which consent may be conditioned, without limitation, upon (i) the guarantee by such Subsidiary of the payment and performance of the Obligations, and (ii) the granting by such Subsidiary to Lender of a Lien on all of such Subsidiary’s properties and assets. Lender shall have the right at any time and from time to time at its sole discretion to require any existing Subsidiaries to guarantee the Obligations.

8.8.        Change of Name; Other Corporate Matters. (i) Change the name of Obligor; (ii) change or open any office or place of business or location of any inventory, other goods or other Collateral without (in each case) giving Lender at least thirty (30) days prior written notice of such change; or (iii) amend any of its organizational documents.

8.9.        Trade Names; State of Formation. (i) Use any trade name other than Obligor’s true corporate names or current d/b/a’s without giving Lender at least thirty (30) days prior written notice of same or (ii) change the state of Obligor’s state of formation.

8.10.      ERISA Compliance. Engage in any “prohibited transaction” (as defined in Section 406 or Section 2003(a) of ERISA and not otherwise exempted under Title I, Part 4 of ERISA), any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, or terminate any pension plan in a manner which could result in the imposition of a Lien on the property of Obligor pursuant to Section 4068 of ERISA.

8.11.      Loan and Guaranties. Loan or make advances to any other person or guarantee, indorse or otherwise be or become liable or contingently liable in connection with the obligations or Indebtedness of any other person, firm or corporation, directly or indirectly, except:

a.           as an endorser of negotiable instruments for the payment of money deposited to Borrower’s bank account for collection in the ordinary course of business;

b.           trade credit extended in the ordinary course of Borrower’s business; or

c.           advances made in the usual course of business to officers and employees of Borrower for travel and other out-of-pocket expenses incurred by them on behalf of Borrower in connection with such business.

8.12.      Sale Leaseback. Except for leases existing on the date hereof and previously disclosed to Lender in writing, and renewals or extension thereof, become or be liable as lessee with respect to any lease of any property (real, personal or mixed) which has been or is to be sold or transferred by Borrower to any person or which Borrower intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Borrower to any person in connection with such lease.

8.13.      Leases. Become liable as lessee with respect to any lease of any property, real, personal or mixed, except for leases in existence on the date hereof and previously disclosed to Lender in writing and renewals and extensions thereof, and others entered into in the ordinary course of business.

8.14.      Asset Investments. Make any investments or expenditures for non-current assets (which shall include fixed assets and capitalized value of leased equipment and leased real property).

8.15.      Funded Debt. Redeem, call for redemption, purchase or otherwise acquire or retire, directly or indirectly, or make any optional prepayment of principal on, any Funded Debt (as defined below), or amend, alter or otherwise modify the provisions relating to any Funded Debt if the effect of such amendment, alteration or modification would or might be to accelerate (or otherwise result in earlier payment of) such Funded Debt and/or if such amendment, alteration or modification could be expected to impair the interests of Lender. For the purposes of this Section 8.15, “Funded Debt” shall include any obligation of Borrower to any person other than Lender payable more than one (1) year from the date of its creation which, under GAAP, is shown on the balance sheet as a liability (excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation).

8.16.      Management, Control, Company Structure. Make a material change in the manner in which the business of Obligor is conducted, permit or suffer any change in ownership of Obligor which would result in a material change in the company structure of Obligor or result in a change in control of Obligor.

8.17.      Distributions, Etc.. Make dividends, distributions (including earning distributions), expenditures related to stock repurchases, payments to retire or obtain the surrender of any warrants or options or other rights, sinking fund or similar payments, payments on subordinated loans, or other payments (excluding payments of wages and wage-related benefits or bonuses (or the equivalents thereof paid to consultants under a Form 1099)) to shareholders or members or any other Person, or payments to purchase, repurchase, redeem or retire any stock or other ownership interests, in each case without the prior written consent of Lender (which consent, except as set forth in the proviso to this Section 8.17, shall be in Lender’s sole discretion); provided, that Lender shall not unreasonably withhold, condition or delay such consent if (i) no Event of Default has occurred and is continuing, and (ii) the effectuation of the foregoing (A) would not result in an Event of Default under this Agreement or any other Indebtedness (without respect to the cure periods provided in Section 9.2 and Section 10.1 and it being acknowledged and agreed that the calculation of the Debt Service Coverage Ratio and the Minimum Deposit for such purposes shall be on a pro forma basis (utilizing EBITDA, if applicable, based upon the prior fiscal quarter unless otherwise agreed by Lender in its sole discretion)), and (B) with respect to the applicable Obligor, would not exceed, individually or in the aggregate with all other payments and expenditures of such Obligor, such Obligor’s net earnings in excess of such Obligor’s debt service obligations on all Indebtedness; provided, further, that Lender’s consent shall not be required for CSSE to pay regularly scheduled monthly dividends under the terms of (a) any 9.75% Series A Cumulative Redeemable Preferred Stock in existence and issued prior to the date hereof or that may hereafter be issued with the prior written consent of Lender in its sole discretion or (b) any other series of preferred stock of CSSE that may hereafter be issued with the prior written consent of Lender in its sole discretion, in each case if, and only if, (i) no Event of Default has occurred and is continuing and (ii) the payment of such dividends would not cause Obligor to have a Debt Service Coverage Ratio of less than 1.25 to 1.00 (calculated on a pro forma basis after the payment of such proposed dividend (utilizing EBITDA based upon the prior fiscal quarter unless otherwise agreed by Lender in its sole discretion) and, for the avoidance of doubt, without regard to any cure periods provided in Section 9.2 and 10.1).

8.18.      Use of Cash Flow or Loan Proceeds for Subsidiaries; Transfer of Collateral Between Obligors. (i) Use any income or cash flow of Obligor or any portion of the proceeds of the Loan to make a loan or advance to any person that is not an Obligor (including, without limitation, the Specified Non-Guarantor Subsidiaries), or (ii) transfer any Collateral to any person (including, without limitation, the Specified Non-Guarantor Subsidiaries) or to any other Obligor, in each case without the prior written consent of Lender, without adding such Subsidiary or Specified Non-Guarantor Subsidiary or affiliate as an additional borrower or guarantor under the Loan, and without (a) providing Lender with a list and description of the Collateral to be transferred and updated schedules to all applicable Loan Documents prior to effectuating such transfer, and (b) taking such actions (including executing documents and making filings and/or recordings with the appropriate offices of Governmental Authorities) as Lender may request prior to or contemporaneously with the effectuation of such transfer; provided, however, that notwithstanding the foregoing, Obligor may, in the ordinary course of its business and for value, without the consent of Lender, grant licensing or distribution rights with respect to any video content constituting Collateral for the purposes of dissemination or exhibition of such video content by Obligor or any third party, other than and excluding, in each case, the Specified Non-Guarantor Subsidiaries.

8.19.      Contribution Agreement, Etc. Amend, restate, amend and restate, supplement or otherwise modify any Contribution Document, in each case without the prior written consent of Lender; provided, that Lender shall not unreasonably withhold, condition or delay such consent for any changes or modifications which relate to the ordinary course commercial business operations of Crackle Plus; provided, further, that Lender’s consent shall not be required for any changes or supplements to the Specified Contribution Documents if such changes and supplements (i) are undertaken in good faith by the parties thereto in furtherance of the ordinary course operations of Crackle Plus, (ii) do not represent a material change to the business of Crackle Plus, and (iii) would not impair the assets or financial performance of Crackle Plus.

8.20.      Transactions with Affiliates. Enter into any transaction of any kind with any Subsidiary or affiliate of Obligor, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Obligor or such Subsidiary or affiliate as would be obtainable by Obligor or such Subsidiary or affiliate at the time in a comparable arm’s length transaction with a Person other than a Subsidiary or an affiliate.

8.21.      Burdensome Agreements. Enter into or incur any obligation (contractual or otherwise and other than this Agreement or any other Loan Document) that: (a) limits the ability (i) of any Subsidiary to guarantee the Obligations or (ii) of Obligor or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

8.22       Sanctions Concerns. Knowingly cause or knowingly permit any Affected Person to, (i) violate any Anti-Terrorism Law, (ii) engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering, (iii) use, directly or indirectly, the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any other Person, (1) to fund any activities or business of or with any Sanctioned Person or in any Sanctioned Jurisdiction, (2) in any other manner that would result in a violation of Sanctions by any Person, or (3) in any way that would violate any Anti-Corruption Law, (iv) deal in, or otherwise engage in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, or (v) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempt to violate, any prohibition set forth in any Anti-Terrorism Law.

9.           EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

9.1.        Failure to Pay. The failure of Borrower, or other Obligor, to pay any of the Obligations as and when due and payable (whether by acceleration, declaration, extension or otherwise) and the same shall remain unpaid for ten (10) days.

9.2.        Covenants and Agreements. The failure of Borrower, or other Obligor, to perform, observe or comply with any of the covenants of this Agreement, the Note or any of the other Loan Documents, other than the payment of money under the Note, if such failure remains uncured for thirty (30) days after receipt of written notice thereof from Lender (or ninety (90) days with regard to a default under Section 7.16 if (i) Borrower is in compliance with Section 7.23 and (ii) Borrower has pledged all accounts (and cash deposits therein) at Lender to Lender, pursuant to a deposit account security and pledge agreement in form and substance reasonably satisfactory to Lender (the “90 Day DSCR Cure Period”)); in the case of any such failure that is not capable of being cured within such thirty (30)-day period (other than a failure under Section 7.16), provided Borrower, or other Obligor, shall have commenced such cure within said thirty (30)-day period and continue to use its best efforts to cure then such failure shall not constitute an Event of Default until the expiration of ninety (90) days after written notice from Lender.

9.3.        Information, Representations and Warranties. If any representation or warranty made herein or if any information contained in any financial statement, application, schedule, report or any other document given by Borrower, Obligor or by any person in connection with the Obligations, with the Collateral, or with any of the Loan Documents is not in all material respects true and accurate or if Borrower, Obligor or such other person omitted to state any material fact or any fact necessary to make such information not misleading.

9.4.        Default under Loan Documents. The occurrence of an event of default (or similar event) under any of the other Loan Documents after application of any applicable notice and grace periods.

9.5.        Default on Other Obligations. Any failure of Obligor (after any applicable notice and grace periods) to pay any Indebtedness when due or the occurrence of any default or other event under any note, loan agreement or other agreement evidencing, governing, securing or otherwise relating to such Indebtedness if the result of such event of default or other event would permit the acceleration of the maturity (or other early payment) of such Indebtedness, after application of any applicable notice and grace periods, if any.

9.6.        Insolvency. Borrower, or other Obligor, shall be or become insolvent (as defined in Section 101 of the Bankruptcy Code or any other Debtor Relief Law) or unable to pay their debts as they become due, or admit in writing to such insolvency or to such inability to pay their debts as they become due.

9.7.        Involuntary Bankruptcy. There shall be filed against Borrower, or other Obligor, an involuntary petition or other pleading seeking the entry of a decree or order for relief under the Bankruptcy Code or any other Debtor Relief Law ordering or requesting (a) the liquidation of Borrower or such Obligor, or (b) a reorganization of Borrower or such Obligor, or the business and affairs of Borrower or such Obligor, or (c) the appointment of a receiver, liquidator, assignee, custodian, trustee or similar official for Borrower or such Obligor of the property of Borrower or such Obligor and the failure to have such petition or other pleading denied or dismissed within sixty (60) calendar days from the date of filing.

9.8.        Voluntary Bankruptcy. The commencement by Borrower or other Obligor of a voluntary case under the Bankruptcy Code or other Debtor Relief Law or the consent by Borrower or other Obligor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official for Borrower or other Obligor of any of the property of Borrower or other Obligor or the making by Borrower or other Obligor of an assignment for the benefit of creditors, or the failure by Borrower or other Obligor generally to pay their debts as the debts become due.

9.9.        Judgments, Awards. The entry of any judgment, order, award or decree against Borrower or other Obligor and a determination by Lender, in good faith but in its sole discretion, that the same, when aggregated with all other judgments, orders, awards and decrees outstanding against Borrower or other Obligor, could have a material adverse effect on the prospect for Lender to fully and punctually realize the full benefits conferred on Lender by this Agreement, unless such judgment, order or award or decree is vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry or Borrower sets aside adequate reserves and deposit them with Lender within thirty (30) days from the entry thereof.

9.10.      Injunction. The injunction or restraint of Borrower or other Obligor in any manner from conducting its business in whole or in part and a determination by Lender, in good faith but in its sole discretion, that the same could have a material adverse effect on the prospect for Lender to fully and punctually realize the full benefits conferred on Lender by this Agreement unless such injunction or restraint has been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof.

9.11.      Attachment by Lenders. Any assets of Borrower or other Obligor shall be attached, levied upon, seized or repossessed, or come into the possession of a trustee, receiver or other custodian and a determination by Lender, in good faith but in its sole discretion, that the same could have a material adverse effect on the prospect for Lender to fully and punctually realize the full benefits conferred on Lender by this Agreement unless such attachment, levy, seizure or repossession is released and the assets of Borrower or other Obligor are returned within thirty (30) days from such action.

9.12.      Dissolution, Merger, Consolidation, Reorganization. The voluntary or involuntary dissolution, merger, consolidation, winding up or reorganization of Borrower or other Obligor or the occurrence of any action preparatory thereto.

9.13.      Adverse Change in Financial Condition. The determination in good faith by Lender that a material adverse change has occurred in the financial condition of Borrower or other Obligor (i) from the conditions set forth in the most recent financial statement of Borrower or such Obligor heretofore furnished to Lender, or (ii) from the financial condition of Borrower or such Obligor as heretofore most recently disclosed to Lender in any other manner, unless Borrower has set aside adequate reserves and deposited them with Lender within thirty (30) days from Lender’s determination and notice to Borrower.

9.14.      Adverse Change in Value of Collateral. The determination in good faith by Lender that the security for the Obligations is or has become inadequate and Borrower fails to provide additional collateral as reasonably required by Lender within thirty (30) days from Lender’s determination and notice to Borrower.

9.15.      Prospect of Payment or Performance. The determination in good faith by Lender that the prospect for payment or performance of any of the Obligations is impaired for any reason.

9.16.      Death. Death of any Obligor who is a natural person.

9.17.      Contest Validity, Etc.. Obligor or any other person shall contest the legal, valid, binding or enforceable nature of any Loan Document or the validity or priority of any Lien thereunder; any provision in any Loan Document, at any time after its execution and delivery, ceases to be in full force and effect; any Loan Document ceases to create a valid and perfected first priority Lien on the collateral purported to be covered thereby.

9.18.      Contribution Default. A default or event of default occurs under any of the Contribution Documents, subject to any and all cure periods prescribed by the Contribution Documents.

9.19.      Specified Non-Guarantor Subsidiaries. Obligor (i) sells, assigns, conveys, contributes or transfers any of its assets to any of the Specified Non-Guarantor Subsidiaries or (ii) uses any income or cash flow of any Obligor or any portion of the proceeds of the Loan to make any loan or advance to any Specified Non-Guarantor Subsidiary, in each case without the prior written consent of Lender, adding such Specified Non-Guarantor Subsidiary as a Guarantor and complying with all of its other obligations hereunder and under the other Loan Documents; any Specified Non-Guarantor Subsidiary incurs or suffers to exist any Indebtedness; any Specified Non-Guarantor Subsidiary incurs or suffers to exist any Lien on it or its properties or assets; the Specified Non-Guarantor Production Agreements are amended, restated, amended and restated, supplemented or otherwise modified without the prior written consent of Lender (which consent shall be in Lender’s sole discretion).

10.         RIGHTS AND REMEDIES

10.1.      Rights and Remedies of Lender. Upon and after the occurrence of an Event of Default, Lender may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to Lender under the Loan Documents, the rights and remedies of a secured party under the Connecticut Uniform Commercial Code and all other rights and remedies available to Lender under applicable law or in equity, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently provided, however, that in the case of any Event of Default referred to in Sections 9.6, 9.7, and 9.8 above, the unpaid principal balance of the Note, together with all accrued and unpaid interest and all other Obligations then outstanding shall be automatically due and payable by Borrower to Lender without notice, presentment or demand:

a.           Declare the Note, all interest accrued and unpaid thereon and all other Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand for payment, protest or notice of any kind, all of which are hereby expressly waived.

b.           Institute any proceeding or proceedings to enforce the Obligations and/or any Liens of Lender.

c.           Take possession of the Collateral, and for that purpose, so far as Obligor may give authority therefor, enter upon (and remain without liability to pay any rent or occupancy charge) any premises on which the Collateral or any part thereof may be situated and remove the same therefrom without any liability for suit, action or other proceeding, Obligor HEREBY WAIVING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING OR PROCESS WITH RESPECT TO REPOSSESSION OF COLLATERAL, and/or require Obligor, at Obligor’s expense, to assemble and deliver the Collateral to such place or places as Lender may designate. Obligor shall make available to Lender all premises, locations and facilities necessary for Lender’s taking possession (whether under this paragraph or otherwise) of the Collateral or for removing or putting the Collateral in saleable form.

d.           Operate, manage and control the Collateral (including use of the Collateral and any other property or assets of Obligor in order to continue or complete performance of Obligor’s obligations under any contracts of Obligor), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom; and sell or otherwise dispose of any or all of the Collateral (whether such disposition is at Obligor’s premises or not at such premises) upon such terms and under such conditions as Lender, in its sole discretion, may determine, and purchase or acquire any of the Collateral at any such sale or other disposition, all to the fullest extent permitted by applicable law.

e.           Enforce Obligor’s rights against any account debtors and other obligors.

f.            Apply the proceeds of any Collateral to any Obligations in such order and manner as Lender may elect (or change any application already made).

g.           Locate, disable or to take possession of the Collateral by electronic, digital, magnetic or wireless optical electromagnetic or similar means after giving any notices required under applicable law.

h.           Lender shall not be required to apply non-cash proceeds of any disposition of Collateral until cash is actually received by Lender.

Notwithstanding anything contained herein to the contrary, and in addition to Lender’s rights set forth herein and at law and in equity, in addition to the 90 Day DSCR Cure Period, Borrower shall be granted an additional sixty (60) day cure period (the “Additional DSCR Cure Period”) within which to bring Borrower into compliance with the terms of Section 7.16, and during the pendency of such Additional DSCR Cure Period (or such shorter time as such default or Event of Default remains uncured), (i) the Interest Rate as set forth and defined in the Note shall increase by one half of one percent (0.50%), (ii) Borrower shall promptly pay Lender a fee in the amount of one half of one percent (0.50%) of the then-outstanding balance of the Obligations, and (iii) Borrower shall promptly make cash payments to Lender to reduce the principal balance of the Loan in an amount sufficient to bring Borrower into compliance with the terms of Section 7.16, as determined by Lender (each, a “Principal Reduction”). Upon the payment of a Principal Reduction, Lender shall determine whether Borrower has satisfied the terms of Section 7.16 based on the remaining principal balance amortization being recast of the remaining term of the Loan.

Notwithstanding anything contained herein to the contrary, and in addition to Lender’s rights set forth herein and at law and in equity, if Borrower fails to maintain the Minimum Deposit required by Section 7.20, and does not cure such failure within the thirty (30) day cure period set forth in Section 9.2 above, the Interest Rate as set forth and defined in the Note shall increase by one half of one percent (0.50%). To determine if the Borrower has cured such failure or not, on the last day of such thirty (30) day cure period (the “Minimum Deposit Cure Testing Date”), Borrower shall provide Lender with a calculation of the Minimum Deposit as of the Minimum Deposit Cure Testing Date, which, for the avoidance of doubt, shall be calculated over a trailing ninety (90) days as of such Minimum Cure Testing Date. If Borrower is in compliance with the Minimum Deposit as of the Minimum Deposit Cure Testing Date, the Interest Rate as set forth and defined in the Note shall remain unchanged. If the Borrower is not in compliance with the Minimum Deposit as of the Minimum Deposit Cure Testing Date, the Interest Rate as set forth and as defined in the Note shall increase by one half of one percent (0.50%).

10.2.      Power of Attorney. Effective upon the occurrence of any Event of Default, Obligor hereby designates and appoints Lender and its designees as attorney-in-fact of Obligor, irrevocably and with power of substitution, with authority to endorse Obligor’s name on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment or proceeds of the Collateral that may come into Lender’s possession; to execute proofs of claim and loss; to assign or otherwise transfer ownership of, or otherwise dispose of, any patents, patent applications, trademarks, trademark applications, copyrights and copyright applications and/or any other Collateral; to adjust and compromise any claims under insurance policies; and to perform all other acts necessary and advisable, in Lender’s sole discretion, to carry out and enforce this Agreement and the Loan Documents (including, without limitation, Obligor’s obligations thereunder). All acts of said attorney or designee are hereby ratified and approved by Obligor and said attorney or designee shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law. This power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed or there exists any commitment by Lender which could give rise to any Obligations.

10.3.      Notice of Disposition of Collateral. It is mutually agreed that commercial reasonableness and good faith require Lender to give Obligor no less than ten (10) days’ prior written notice of the time and place of any public disposition of Collateral or of the time after which any private disposition or any other intended disposition is to be made. It is mutually agreed that it is commercially reasonable for Lender to disclaim all warranties which arise with respect to the disposition of the Collateral and Lender shall have the right to do so.

10.4.      Costs and Expenses. From and after the closing, Obligor agrees to pay to Lender on demand the amount of all expenses reasonably paid or incurred by Lender in consulting with counsel concerning any of its rights or remedies hereunder, under the Loan Documents or under applicable law, all expenses, including attorneys’ fees and court costs reasonably paid or incurred by Lender in exercising or enforcing any of its rights or remedies hereunder, under the Loan Documents or under applicable law together with interest on all such amounts paid by Lender at the highest rate and calculated in the manner provided in the Note. The provisions of this Section 10.4 shall survive the termination of this Agreement and Lender’s security interest hereunder and the payment of all other Obligations.

10.5.      Voting, etc. Effective upon the occurrence of an Event of Default, Lender may vote, collect distributions and otherwise exercise any rights of ownership with respect to any Collateral consisting of investment property.

10.6.      Collateral. To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Obligor acknowledges and agrees that it is not commercially unreasonable for Lender (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Obligor, for expressions of interest in acquiring all of any portion of the applicable Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to purchase insurance or creditor enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (k) to the extent deemed appropriate by Lender, to obtain the services of brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Obligor acknowledges that the purpose of this paragraph is to provide non-exhaustive indications of what actions or omissions by Lender would fulfill Lender’s duties under the Uniform Commercial Code in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this paragraph. Without limitation upon the foregoing, nothing contained in this paragraph shall be construed to grant any rights to Obligor or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this paragraph.

10.7.      Grant of License. Obligor hereby grants to Lender an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Obligor) to use, license or sublicense any patents, trademarks, copyrights, or other licenses with respect to any of the foregoing, now owned or licensed or hereafter acquired or licensed by Obligor, wherever the same may be located throughout the world, for such term or terms, on such conditions and in such manner as Lender shall reasonably determine, whether general, special or otherwise, based upon a commercially reasonable standard for such license(s), and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. Notwithstanding the foregoing, the use of such license or sublicense by Lender shall only be exercised, at the option of Lender, after the occurrence of an Event of Default, in a commercially reasonable manner as follows: (a) Lender shall implore substantially similar standards of screening, quality control and protection over Obligor’s patents, trademarks, and copyrights with respect to any proposed license as established by Obligor with respect to Obligor’s brand and intellectual property and as used by Obligor in the ordinary course of business; (b) any actions taken by Lender shall be reasonably proportionate to the nature of the default, the sum due on the obligations, and the value of the proposed license(s); and (c) Lender shall make reasonable efforts to consult with Obligor to achieve the foregoing, and upon repayment in full of all owing and outstanding Obligations, the license granted to Lender hereunder shall terminate in full. Provided that Lender is in compliance with the foregoing, then any license, sublicense or other transaction entered into by Lender in accordance herewith shall be binding upon Obligor notwithstanding any subsequent cure of an Event of Default.

11.         MISCELLANEOUS

11.1.      Performance for Obligor. Obligor agrees that Lender may, and hereby authorizes Lender to, in Lender’s sole discretion, but Lender shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of Obligor, without prior notice to Obligor, in order to insure Obligor’s compliance with any covenant, warranty, representation or agreement of Obligor made in or pursuant to this Agreement or any of the Loan Documents, to continue or complete, or cause to be continued or completed, performance of Obligor’s obligations under any contracts of Obligor, to cover overdrafts in any checking or other accounts of Obligor at Lender or to preserve or protect any right or interest of Lender in the Collateral or under or pursuant to this Agreement or any of the Loan Documents, including, without limitation, the payment of any insurance premiums or taxes and the satisfaction or discharge of any judgment or any Lien upon the Collateral or other property or assets of Obligor; provided, however, that the making of any such advance by Lender shall not constitute a waiver by Lender of any Event of Default with respect to which such advance is made nor relieve Obligor of any such Event of Default. Obligor shall pay to Lender upon demand all such advances made by Lender with interest thereon at the highest rate and calculated in the manner provided in the Note. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Lender hereunder; provided, however, that the provisions of this Section 11.1 shall survive the termination of this Agreement and Lender’s security interest hereunder and the payment of all other Obligations.

11.2.      Expenses. Following the Closing, Obligor agrees to pay to Lender on demand the amount of all expenses paid or incurred by Lender (including the reasonable fees and expenses of its counsel) in connection with all expenses paid or incurred by Lender in connection with the filing or recordation of all financing statements and instruments as may be required by Lender at the time of, or subsequent to, the execution of this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith. Obligor agrees to save harmless and indemnify Lender from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs or any other expenses incurred by Lender in connection with this Agreement. The provisions of this Section 11.2 shall survive the termination of this Agreement and Lender’s security interest hereunder and the payment of all other Obligations.

11.3.      Applications of Payments and Collateral. Except as may be otherwise specifically provided in this Agreement, all Collateral and proceeds of Collateral coming into Lender’s possession and all payments made by any Obligor may be applied by Lender to any of the Obligations, whether matured or unmatured, as Lender shall determine in its sole but reasonable discretion. Lender may defer the application of non-cash proceeds of Collateral, including, but not limited to, non-cash proceeds collected under Section 4.3 hereof, to the Obligations until cash proceeds are actually received by Lender.

11.4.      Waivers by Obligor. Obligor hereby waives, to the extent the same may be waived under applicable law, and in accordance with the provisions hereof: (a) notice of acceptance of this Agreement; (b) all claims, causes of action and rights of Obligor against Lender on account of actions taken or not taken by Lender in the exercise of Lender’s rights or remedies hereunder, under the Loan Documents or under applicable law; (c) all claims of Obligor for failure of Lender to comply with any requirement of applicable law relating to enforcement of Lender’s rights or remedies hereunder, under the Loan Documents or under applicable law; (d) all rights of redemption of Obligor with respect to the Collateral; (e) in the event Lender seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (f) presentment, demand for payment, protest and notice of non-payment and all exemptions and all rights to the marshalling of assets; (g) any and all other notices or demands which by applicable law must be given to or made upon Obligor by Lender; (h) settlement, compromise or release of the obligations of any person primarily or secondarily liable upon any of the Obligations; (i) the right to trial by jury in any action or proceeding of any kind or nature in connection with any of the Obligations, this Agreement or any of the other Loan Documents; and (j) substitution, impairment, exchange or release of any Collateral for any of the Obligations. Obligor agrees that Lender may exercise any or all of its rights and/or remedies hereunder, under the Loan Documents and under applicable law without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations. Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Upon termination of this Agreement and Lender’s security interest hereunder and payment of all Obligations, within sixty (60) days following Obligor’s written request to Lender, Lender shall release control of any security interest in the Collateral perfected by control and Lender shall send Obligor a statement terminating any financing statement filed against the Collateral.

11.5.      Waivers by Lender. Neither any failure nor any delay on the part of Lender in exercising any right, power or remedy hereunder, under any of the Loan Documents or under applicable law shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

11.6.      Lender’s Setoff. Lender shall have the right, in addition to all other rights and remedies available to it, following an Event of Default, to set off, without the need for notice or demand, against any Obligations (whether or not material) due Lender, any debt owing to Obligor by Lender, including, without limitation, any funds in any checking or other account now or hereafter maintained by Obligor at Lender. Obligor hereby confirms Lender’s right to banker’s Lien and setoff, and nothing in this Agreement or any of the other Loan Documents shall be deemed a waiver or prohibition of Lender’s right of banker’s Lien and setoff.

11.7.      903a Waiver. OBLIGOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A “COMMERCIAL TRANSACTION” WITHIN THE MEANING OF CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, AND THAT ANY MONIES, PROPERTY OR SERVICES WHICH ARE THE SUBJECT OF SUCH TRANSACTION ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. OBLIGOR WILLINGLY, VOLUNTARILY AND KNOWINGLY WAIVES ANY RIGHT WHICH OBLIGOR MIGHT HAVE TO A NOTICE AND HEARING UNDER SECTIONS 52-278a TO 52-278g, INCLUSIVE, OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, OR OTHER APPLICABLE FEDERAL OR STATE LAW, IN THE EVENT THAT LENDER (OR ITS SUCCESSORS, ASSIGNS AND/OR REPRESENTATIVES) SEEKS ANY PREJUDGMENT REMEDY IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND/OR THE OBLIGATIONS. OBLIGOR FURTHER WAIVES ANY REQUIREMENT OR OBLIGATION OF LENDER TO POST A BOND OR OTHER SECURITY IN CONNECTION WITH ANY PREJUDGMENT REMEDY OBTAINED BY LENDER. OBLIGOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE OR HAS HAD THE OPPORTUNITY TO RETAIN COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS AGREEMENT.

11.8.      Modifications. No modifications or waiver of any provision of this Agreement or any of the Loan Documents, and no consent by Lender to any departure by Obligor therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon Obligor in any case shall entitle Obligor to any other or further notice or demand in the same, similar or other circumstances.

11.9.      Notices. Any notice, request or other communication in connection with this Agreement shall be in writing or written electronic format and shall be deemed sufficient and commercially reasonable notice and shall be effective if given as follows:

a.           If to Obligor: If sent by certified mail, shall be deemed to have been given when received by the party to whom directed, or when receipt is refused, if sent by mail but not certified, three (3) days after being deposited in the mail, postage prepaid, if sent by a nationally recognized overnight courier service one (1) Business Day after being deposited with such courier, if sent by personal delivery, electronic mail, or facsimile before 5:00 p.m. (Connecticut time) the same day or if after 5:00 p.m. (Connecticut time) the following Business Day, or when receipt is refused, provided that any such notice or communication shall be addressed to a party hereto as provided below (or at such other address as such party shall specify in writing to the other party hereto): (i) if to CSSE, 132 East Putnam Avenue, Cos Cob, CT 06807, Attn: William J. Rouhana, Jr., Chief Executive Officer, Facsimile: (203) 861-4060, (ii) if to SMV, 800 Third Avenue, 3rd Floor, New York, New York 10022, Attn: William J. Rouhana, Jr., Chief Executive Officer, Facsimile: (203) 861-4060, (iii) if to BDP, c/o Chicken Soup for the Soul Entertainment Inc., 132 East Putnam Avenue, Cos Cob, CT 06807, Attn: William J. Rouhana, Jr., Chief Executive Officer, Facsimile: (203) 861-4060, (iv) if to SMF and/or 757, c/o Screen Media Ventures, LLC, 800 Third Avenue, 3rd Floor, New York, New York 10022, Attn: William J. Rouhana, Jr., Chief Executive Officer, Facsimile: (203) 861-4060, (v) if to Pivotshare, 132 East Putnam Avenue, Cos Cob, CT 06807, Attn: William J. Rouhana, Jr., Chief Executive Officer, Facsimile: (203) 861-4060, (vi) if to A Sharp, 132 East Putnam Avenue, Cos Cob, Connecticut 06807, Attn: William J. Rouhana, Jr., Chief Executive Officer, Facsimile: (203) 861-4060, and (vii) if to Crackle Plus, 132 West Putnam Avenue, Cos Cob, Connecticut, Attn: William J. Rouhana, Jr., Chief Executive Officer, Facsimile: (203) 861-4060; or, directed to Obligor at the last address furnished in writing to Lender, or directed to the address at which Lender customarily communicates with Obligor with a copy to: Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, Attn: David Alan Miller and Brian L. Ross, Esqs., Facsimile: (212) 818-8881.

b.           If to Lender: Any notice to Lender hereunder shall be effective only upon its receipt by Lender in writing at the following address: Patriot Bank, N.A., 900 Bedford Street, Stamford, Connecticut 06901, Attn: Commercial Loan Department, Facsimile: (203) 823-4471, with a copy to: Shipman & Goodwin LLP, 300 Atlantic Street, Stamford, CT 06901, Attn: Scott R. Gerard, Esq., Facsimile: (203) 324-8199.

11.10.    Applicable Law and Consent to Jurisdiction. The performance and construction of this Agreement and the Loan Documents shall be governed by the internal laws of the State of Connecticut without regard to principles of conflict of law or choice of law. Obligor agrees that any suit, action or proceeding instituted against Obligor with respect to any of the Obligations, the Collateral, this Agreement or any of the Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of Connecticut. By its execution hereof, Obligor hereby irrevocably waives any objection and any right of immunity on the ground of venue, the convenience of the forum or the jurisdiction of such courts or from the execution of judgments resulting therefrom. Obligor hereby irrevocably accepts and submits to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Nothing contained herein shall, or shall be interpreted to, limit the right of Lender to bring any suit, action or proceeding in any other court.

11.11.    Survival: Successors and Assigns; Participants. All covenants, agreements, representations and warranties made herein and in the Loan Documents shall survive the execution and delivery hereof and thereof, shall survive Closing and shall continue in full force and effect until all Obligations have been indefeasibly paid in full in cash and there exists no credit facility between Lender and Borrower. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, agreements, representations and warranties by or on behalf of Obligor which are contained in this Agreement and the Loan Documents shall inure to the benefit of Lender, its successors and assigns. Obligor may not assign this Agreement or the other Loan Documents or any of its rights or obligations hereunder or thereunder without the prior written consent of Lender in its sole discretion. Lender may, at any time, without notice to or the consent of Obligor, sell participations to any person (other than a natural person) (each, a “Participant”) in all or a portion of Lender’s rights and/or obligations under this Agreement and the other Loan Documents. Lender or any Participant may, at any time, without notice to or the consent of Obligor, assign to one or more assignees all or any portion of this Agreement or the other Loan Documents or any of its rights or obligations hereunder or thereunder (or Lender’s or such Participant’s percentage or participation thereof).

11.12.    Severability. If any term, provision or condition, or any part thereof, of this Agreement or any of the Loan Documents shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement and the Loan Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

11.13.    Merger and Integration. This Agreement and the attached Exhibits and Schedules (if any) and the other Loan Documents contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein shall be valid or binding.

11.14.    WAIVER OF JURY TRIAL. OBLIGOR HEREBY (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LENDER AND OBLIGOR MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO THE BORROWER-LENDER OR GUARANTOR-LENDER RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY OBLIGOR AND OBLIGOR HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. LENDER IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND OBLIGOR AND LENDER, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. OBLIGOR REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

11.15.    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (e.g. .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.16.    Headings. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

11.17.    Recitals. The Recitals hereto are hereby incorporated into and made a part of this Agreement.

11.18.    Joint and Several Obligations. CSSE and SMV hereby are jointly and severally liable for (i) the Obligations, (ii) all amounts which become due hereunder and under the other Loan Documents, and (iii) the performance of all obligations hereunder and under the other Loan Documents. The term “the Borrower” shall include each as well as all of CSSE and SMV.

11.19.    Co-Borrower Provisions. For purposes of this Section 11.19, CSSE and SMV are referred to collectively, as the “Borrowers” and each as a “Borrower”. The Borrowers hereby acknowledge, understand, covenant and agree that:

a.	(i) the Borrowers are affiliates by common direct or indirect ownership, (ii) each Borrower desires to have the availability of one common credit facility instead of separate credit facilities, (iii) each Borrower has requested that Lender extend such a common credit facility on the terms provided in this Agreement and in the other Loan Documents, (iv) Lender will be lending against, and relying on a Lien upon, all of the collateral given as security for the Loan even though all of the proceeds of the Loan may not be advanced directly to a particular Borrower, (v) each Borrower will nonetheless benefit by the advance of all of the proceeds of the Loan by Lender and the availability of a single credit facility of a size greater than each could independently warrant, and (vi) no Borrower would be able to obtain the credit provided by Lender hereunder without the financial support provided by the other Borrowers; and

b.	each of the Obligations of a Borrower hereunder shall be unconditional irrespective of: (i) the validity or enforceability of the Obligations of any other Borrower under this Agreement or any of the other Loan Documents; (ii) the absence of any attempt to collect the Obligations from any other Borrower, or any other security therefor, or the absence of any other action to enforce same; (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by Lender with respect to any of the terms, conditions, or provisions of this Agreement or any of the other Loan Documents as against any other Borrower; (iv) the failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations with respect to any other Borrower; (v) Lender’s election in any proceeding instituted under the Bankruptcy Code of the application of Section 11.191(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code; (vii) the disallowance of all or any portion of Lender’s claim(s) for the repayment of the Obligations from any other Borrower under Section 502 of the Bankruptcy Code; or (viii) any other circumstances that might constitute a legal or equitable discharge or defense of any other Borrower (other than the actual indefeasible payment in full in cash of the Obligations); and

c.	with respect to any Obligations of any Borrower arising as a result of the joint and several liability of the Borrowers for the Loan with respect to all advances or other extensions of credit made to any of the other Borrowers hereunder, each of the Borrowers hereby waives, until the Obligations shall have been indefeasibly repaid in full and this Agreement and the other Loan Documents shall have been cancelled and terminated, any right to enforce any right of subrogation or any remedy that Lender now has or may hereafter have against any other Borrower or any endorser of all or any portion of the Obligations, and any benefit of, and right to participate in, any security or collateral given to Lender to secure the repayment of the Obligations or any other liability or obligation of any Borrower to Lender. Upon the occurrence and during the continuance of any Event of Default, Lender may proceed directly and immediately, without notice, against any Borrower to collect and recover the full amount, or any portion of, the Obligations without first proceeding against any other Borrower or any other person or entity or against any security or collateral for the Obligations, each Borrower hereby agreeing that Lender shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations; and

d.	it is intended by the Borrowers and Lender that the terms, conditions, and provisions of this Agreement are severable, and that the joint and several nature of the liability of each Borrower for the Obligations not constitute a fraudulent conveyance under the Uniform Fraudulent Transfer Act, as in effect from time to time (hereinafter referred to as the “UFTA”), the Uniform Fraudulent Conveyance Act, as in effect from time to time (hereinafter referred to as the “UFCA”), or Section 548 of the Bankruptcy Code, or as a fraudulent conveyance or fraudulent transfer under the applicable provisions of any other state or federal bankruptcy, insolvency, fraudulent transfer or conveyance, liquidation, conservatorship, moratorium, rearrangement, receivership, reorganization, debtor relief, or other law affecting the rights of creditors generally (hereinafter collectively referred to as “Debtor Relief Laws”) and that, in any action or proceeding involving any Debtor Relief Laws:

(i)	if any clause or provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction; and

(ii)	if all or any portion of (A) the Obligations or (B) any security interest in any collateral granted by any Borrower in favor or for the benefit of Lender in connection with the Obligations is held or determined to be void, invalid, or unenforceable against any Borrower as a fraudulent conveyance or fraudulent transfer on account of or as a result of the amount of such Borrower’s aggregate liability under the Loan, then, notwithstanding any other term, condition, or provision of this Agreement or any other Loan Document to the contrary, the aggregate amount of such liability shall be, without any further action by Lender, the Borrowers, or any other person or entity, automatically limited and reduced to the highest amount which is valid and enforceable against such Borrower as determined in such action or proceeding to not constitute such a fraudulent conveyance or fraudulent transfer, which amount (without limiting the generality of the foregoing) may be an amount which is not greater than the greatest of:

(A)	the fair consideration actually received by such Borrower under the terms of and as a result of the Loan, including, without limiting the generality of the foregoing, and to the extent not inconsistent with applicable federal and state law affecting the enforceability of notes generally, distributions or advances made to one or more of the Borrowers with the proceeds of the credit extended hereunder in exchange for its execution and delivery of this Agreement and the other Loan Documents; or

(B)	the excess of (1) the amount of the fair saleable value of the assets of such Borrower as of the date of this Agreement as determined in accordance with applicable federal and state law governing determinations of the insolvency of debtors as in effect on the date thereof over (2) the amount of all liabilities of such Borrower as of the date of this Agreement, also as determined on the basis of applicable federal and state law governing the insolvency of debtors as in effect on the date thereof; or

(C)	the maximum amount of liability under the Loan which could be asserted against such Borrower hereunder without (1) rendering such Borrower “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the UFTA, or Section 2 of the UFCA, (2) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (3) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA.

e.	if (i) any court of competent jurisdiction holds that the Borrowers are guarantors and not jointly and severally liable for the Loan or (ii) bankruptcy or reorganization proceedings at any time are instituted by or against any Borrower under any Debtor Relief Laws, each Borrower hereby: (A) until indefeasible payment in full in cash of the Obligations, hereby expressly and irrevocably waives, to the fullest extent possible, on behalf of such Borrower, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of a claim against any person or entity, and that such Borrower may have or hereafter acquire against any person or entity in connection with or as a result of such Borrower’s execution, delivery, and/or performance of this Agreement or any of the other Loan Documents to which such Borrower is a party or otherwise; (B) expressly and irrevocably waives any “claim” (as such term is defined in the Bankruptcy Code) of any kind against any other Borrower, and further agrees that it shall not have or assert any such rights against any person or entity (including any surety), either directly or as an attempted set off to any action commenced against such Borrower by Lender or any other person or entity; and (C) acknowledges and agrees (1) that this waiver is intended to benefit Lender and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Agreement or any of the other Loan Documents, and (2) that Lender and its successors and assigns are intended beneficiaries of this waiver, and the agreements set forth in this Section 11.19 and their rights under this Section 11.19 shall survive payment in full of the Obligations; and

f.	in the event the obligations of any Borrower in connection with the Loan or any of the other Loan Documents are held or determined to be void, invalid, or unenforceable, in whole or in part, such holding or determination shall not impair or affect (i) the validity and enforceability of this Agreement or any of the other Loan Documents or the Obligations against any other Borrower or obligor, which validity and enforceability shall continue in full force and effect in accordance with the terms hereof; or (ii) the validity and enforceability of any clause or provision not so held to be void, invalid or unenforceable as against the Borrowers; and

g.	to the extent that any payment to, or realization by, Lender on the Obligations exceeds the limitations of this Section 11.19 and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Agreement and the other Loan Documents as limited shall in all events remain in full force and effect and be fully enforceable against each Borrower. This Section 11.19 is intended solely to reserve the rights of Lender hereunder against each Borrower, in such proceeding to the maximum extent permitted by applicable Debtor Relief Laws and/or other applicable laws and none of the Borrowers, any guarantor of the Obligations, or any other person or entity shall have any right, claim, or defense under this Section 11.19 that would not otherwise be available under applicable Debtor Relief Laws and/or other applicable laws in such proceeding.

11.20.    Indemnity for Broker’s or Finder’s Commissions. Borrower agrees to save harmless and indemnify Lender from and against any claim, demand, action, suit, proceeding or liability for any broker’s or finder’s fee or commission due or claimed to be due in connection with this Agreement and the transactions contemplated hereby, including any costs and expenses (including attorneys’ fees) incurred by Lender in connection therewith. The provisions of this Section 11.20 shall survive the termination of this Agreement and Lender’s security interest hereunder and the payment of all other Obligations.

11.21.    “Continuing” Event of Default. An Event of Default shall be deemed to be “continuing” for all purposes of this Agreement and each of the other Loan Documents, notwithstanding any purported curing of such Event of Default, unless, prior to the receipt by Obligor of a notice from Lender stating that Lender shall have elected to accelerate the Obligations, Obligor shall have cured such Event of Default to the satisfaction of Lender and so notified Lender and Lender shall have accepted such cure in writing or Lender shall have waived such Event of Default in writing.

11.22.    Failure to Provide Financial Information. If Obligor fails to provide financial information and/or deliverables required hereunder or under any of the other Loan Documents on or before the due date thereof, then Obligor will pay Lender a monthly fee for such failure, commencing the month such failure occurs and continuing until such failure is cured to the satisfaction of Lender. Such monthly fee shall be equal to the outstanding principal balance of the Loan multiplied by one hundred twenty-five (125) basis points; provided, that if, after performing such calculation, such fee is (i) less than $150.00, then such fee shall be $150.00, and, (ii) more than $2,500.00, such fee shall be $2,500.00.

11.23.    Amendment and Restatement. This Agreement amends and restates in its entirety the Original LSA. The obligations of Obligor as evidenced by the Original LSA shall continue in full force and effect, as amended and restated in their entirety by this Agreement, all of such obligations being hereby ratified and confirmed by Obligor. Any and all Liens, pledges, assignments and security interests securing Obligor’s obligations under the Original LSA shall continue in full force and effect, are hereby ratified and confirmed by Obligor, and are hereby acknowledged by Obligor to secure, among other things, all of Obligor’s obligations to Lender under this Agreement, with the same priority, operation and effect as that relating to the obligations under the Original LSA. Nothing herein contained shall be construed to extinguish, release, or discharge, or constitute, create, or effect a novation of, or an agreement to extinguish, the obligations of Obligor with respect to the Indebtedness originally described in the Original LSA or any of the Liens, pledges, assignments and security interests securing such obligations. Lender acknowledges, agrees and consents to each Loan Document being amended and restated on the date hereof.

SIGNATURE PAGE FOLLOWS

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the undersigned have executed this Loan and Security Agreement as of the date and year first written above.

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:	LENDER:

PATRIOT BANK, N.A.

	By:	/s/ Adam Ercoli
Name:		Name: Adam Ercoli
Title: Senior Vice President
Duly Authorized

Name:

[Signature page to Amended and Restated Loan and Security Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Loan and Security Agreement as of the date and year first written above.

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:	BORROWER:

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.,
a Delaware corporation

Name:
	By:	/s/ Christopher R. Mitchell
Name: Christopher R. Mitchell
Title: Chief Financial Officer
Duly Authorized

Name:

SCREEN MEDIA VENTURES, LLC,
a Delaware limited liability company

Name:	By:	Chicken Soup for the Soul Entertainment Inc.,
a Delaware corporation
Its Manager

Name:	By:	/s/ Christopher R. Mitchell
Name: Christopher R. Mitchell
Title: Chief Financial Officer
Duly Authorized

[Signature page to Amended and Restated Loan and Security Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Loan and Security Agreement as of the date and year first written above.

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:	GUARANTOR:

BD PRODUCTIONS, LLC,
a Connecticut limited liability company

	By:	Chicken Soup for the Soul Entertainment Inc.,
Name:		a Delaware corporation
Its Manager

	By:	/s/ Christopher R. Mitchell
Name:		Name: Christopher R. Mitchell
Title: Chief Financial Officer
Duly Authorized

757 FILM ACQUISITION LLC,
Name:	a Delaware limited liability company

	By:	Screen Media Ventures, LLC,
a Delaware limited liability company
Name:		Its Manager

	By:	Chicken Soup for the Soul Entertainment Inc.,
a Delaware corporation
Its Manager

	By:	/s/ Christopher R. Mitchell
Name: Christopher R. Mitchell
Title: Chief Financial Officer
Duly Authorized

[Signature page to Amended and Restated Loan and Security Agreement]

SCREEN MEDIA FILMS, LLC,
a Delaware limited liability company
Name:
	By:	Screen Media Ventures, LLC,
a Delaware limited liability company
Its Manager

Name:	By:	Chicken Soup for the Soul Entertainment Inc.,
a Delaware corporation
Its Manager

	By:	/s/ Christopher R. Mitchell
Name: Christopher R. Mitchell
Title: Chief Financial Officer
Duly Authorized

PIVOTSHARE, INC.,
Name:	a Delaware corporation

	By:	/s/ Christopher R. Mitchell
Name:		Name: Christopher R. Mitchell
Title: Chief Financial Officer
Duly Authorized

A SHARP INC.,
Name:	a Delaware corporation

	By:	/s/ Christopher R. Mitchell
Name:		Name: Christopher R. Mitchell
Title: Chief Financial Officer
Duly Authorized

CRACKLE PLUS, LLC,
Name:	a Delaware limited liability company

	By:	/s/ William J. Rouhana, Jr.
Name:		Name: William J. Rouhana, Jr.
Title: Manager
Duly Authorized

[Signature page to Amended and Restated Loan and Security Agreement]